SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CVS CAREMARK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CVS Caremark Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2013

9:00 A.M.

CVS Caremark Corporation

One CVS Drive

Woonsocket, Rhode Island 02895

To our stockholders:

We are pleased to invite you to attend our 2013 annual meeting of stockholders to:

■	Elect 9 directors named in the accompanying proxy statement;

■	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013;

■	Act, by non-binding vote, to approve the Company’s executive compensation as disclosed in this proxy statement;

■	Amend the Company’s 2007 Employee Stock Purchase Plan to add shares to the Plan;

■	Act on a proposal by the Company to amend the Company’s charter to reduce the threshold for stockholder approval of certain related person business combination transactions under the Charter’s “fair price” provision from 2/3 of shares outstanding to a majority of shares outstanding;

■	Act on three stockholder proposals to be presented; and

■	Conduct other business properly brought before the meeting.

Stockholders of record at the close of business on March 13, 2013 may vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares. In addition to voting in person or by mail, stockholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), please read your voting instructions to see which of these options are available to you. Even if you are attending the meeting in person, we encourage you to vote in advance by mail, phone or Internet.

By Order of the Board of Directors,

David W. Dorman

Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 9, 2013.

The proxy statement and annual report to security holders are available at

http://info.cvscaremark.com/investors and at www.envisionreports.com/cvs.

PROXY STATEMENT TABLE OF CONTENTS

i

ii

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors of CVS Caremark Corporation (the “Company” or “CVS Caremark”) is soliciting your proxy to vote at our 2013 annual meeting of stockholders (or at any adjournment of the meeting; the “Meeting” or “Annual Meeting”). This proxy statement summarizes the information you need to know to vote at the Meeting.

We began mailing this proxy statement and the enclosed proxy card on or about April 4, 2013 to all stockholders entitled to vote. The Company’s 2012 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, Time and Place of the Annual Meeting

Date:	May 9, 2013

Time:	9:00 a.m. Eastern Time

Place:	CVS Caremark Customer Support Center (Company Headquarters) One CVS Drive Woonsocket, Rhode Island 02895

Stockholders must present a form of personal photo identification in order to be admitted to the Annual Meeting. No cell phones, cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Shares Entitled to Vote

Stockholders entitled to vote are those who owned CVS Caremark common stock at the close of business on the record date, March 13, 2013. As of the record date, there were 1,241,647,389 shares of common stock outstanding. Each share of CVS Caremark common stock that you own entitles you to one vote.

The Bank of New York Mellon presently holds shares of common stock as Trustee under the 401(k) Plan and the Employee Stock Ownership Plan of CVS Caremark Corporation and Affiliated Companies (the “ESOP”). Each participant in the ESOP instructs the Trustee of the ESOP how to vote his or her shares. As to shares with respect to which the Trustee receives no timely voting instructions, the Trustee, pursuant to the ESOP Trust Agreement, votes these shares in the same proportion as it votes all the shares as to which it has received timely voting instructions. The results of the voting will be held in strict confidence by the Trustee. Please note that the cut-off date by which participants of the ESOP must submit their vote to the tabulator in order to be counted is 5:00 P.M. Eastern Time on May 6, 2013.

Voting

Whether or not you plan to attend the Annual Meeting, we urge you to vote. You may vote by calling a toll-free telephone number, by using the Internet or by mailing your signed proxy card in the postage-paid envelope provided. If you vote by telephone or the Internet, you do NOT need to return your proxy card. Returning the proxy card by mail or voting by telephone or Internet will not affect your right to attend the Annual Meeting and change your vote, if desired.

If your shares are held in the name of a bank, broker or other holder of record (a “nominee”), you will receive instructions from the nominee that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting.

The enclosed proxy card indicates the number of shares that you own as of the record date.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, or vote by telephone or the Internet, one of the individuals named on your proxy card

(your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:

■	“FOR” the election of all 9 nominees for director (as described beginning on page 56);

■	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013 (as described on page 59);

■	“FOR” approval of the Company’s executive compensation as disclosed in this proxy statement (as described beginning on page 60);

■	“FOR” approval of a proposal to amend of the Company’s 2007 Employee Stock Purchase Plan to add shares to the Plan (as described beginning on page 62);

■	“FOR” the adoption of a proposal by the Company to amend the Company’s charter to reduce the voting thresholds in the fair price provision (as described on page 66); and

■	“AGAINST” each of the stockholder proposals to be presented (as described beginning on page 67).

The Board of Directors and the Company’s management have not received notice of, and are not aware of, any business to come before the Meeting other than the agenda items referred to in this proxy statement.

Revoking your proxy card

You may revoke your proxy card by:

■	sending in another signed proxy card with a later date;

■	providing subsequent telephone or Internet voting instructions;

■	notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy card; or

■	voting in person at the Annual Meeting.

Voting in person

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of a nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 13, 2013, the record date for voting.

Appointing your own proxy

If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the Annual Meeting to vote.

Proxy solicitation

We are soliciting this proxy on behalf of our Board of Directors and will bear the solicitation expenses. We are making this solicitation by mail but we may also solicit by telephone, e-mail or in person. We have hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, for a fee of $25,000, plus out-of-pocket expenses, to provide customary assistance to us in the solicitation. We will reimburse banks, brokerage houses and other institutions, nominees and fiduciaries, if they so request, for their expenses in forwarding proxy materials to beneficial owners.

Householding

Under U.S. Securities and Exchange Commission (“SEC”) rules, a single set of annual reports and proxy statements may be sent to any household at which two or more Company stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for the Company. Brokers with accountholders who are Company stockholders may be householding our proxy materials. As indicated in the notice previously provided by these brokers to our stockholders, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker so that separate copies may be delivered to you. Stockholders who currently receive multiple copies of the annual report and proxy statement at their address who would prefer that their communications be householded should contact their broker.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the Annual Meeting of holders of shares representing a majority of shares entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote Necessary to Approve Proposals

■	Item 1, election of directors. Each director is elected by a majority of the votes cast with respect to that director’s election (at a meeting for the election of directors at which a quorum is present) by the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote.

A “majority of votes cast” means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Votes “against” a director’s election will count as a vote cast, but “abstentions” and “broker non-votes” will not count as a vote cast with respect to that director’s election and will have no effect.

■	Item 5, Amendment of the Company’s Charter to reduce the threshold for stockholder approval of certain related person business combination transactions under the Charter’s “fair price” provision from 2/3 of shares outstanding to a majority of shares outstanding. Approval is by an affirmative vote (at a meeting at which a quorum is present) of the holders of two-thirds (2/3) of the shares of common stock outstanding. Abstentions are counted as shares present or represented and voting and have the effect of a vote against. Broker non-votes are not counted as shares present or represented and voting and have the effect of a vote against.

■	All other items. For Items 2, 3, 4, 6, 7 and 8, approval is by affirmative vote (at a meeting at which a quorum is present) of a majority of the votes represented by the shares of common stock present at the meeting in person or by proxy and entitled to vote. Abstentions are counted as shares present or represented and voting and have the effect of a vote against. Broker non-votes are not counted as shares present or represented and voting and have no effect on the vote.

■	Broker voting. Under current New York Stock Exchange (“NYSE”) rules, if the record holder of your shares (usually a bank, broker or other nominee) holds your shares in its name, your record holder is permitted to vote your shares on Item 2, Ratification of Auditors, in its discretion, even if it does not receive voting instructions from you. On all other Items, your record holder is not permitted to vote your shares without your instructions and such uninstructed shares are considered broker non-votes.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

The Company’s Board of Directors acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses the Company’s long-term strategy and its strategic, competitive and financial performance. The Board has adopted Corporate Governance Guidelines, which are available on our investor relations website at http://info.cvscaremark.com/ investors and are also available to stockholders at no charge upon request to the Company’s Corporate Secretary. These Guidelines meet or exceed the listing standards adopted by the NYSE, on which the Company’s common stock is listed.

Meetings of the Board

During 2012, there were eight meetings of the Board of Directors. Directors are expected to make every effort to attend the Annual Meeting, all Board meetings and the meetings of the Committees on which they serve. All but one of our directors at the time of the Company’s 2012 annual meeting of stockholders attended that annual meeting. In 2012, each director attended at least 75% of the meetings of the Board and of the Committees of which he or she was a member.

One Board meeting was our annual meeting of independent directors. The independent directors also regularly hold executive sessions during which the Company’s management does not participate.

The Board’s Leadership Structure

Mr. David W. Dorman is our independent Chairman of the Board. The independent Chairman presides at all meetings of the Board, and works with the Company’s Chief Executive Officer (“CEO”) to set Board meeting agendas and the schedule of Board meetings. In addition, the independent Chairman has the following duties and responsibilities: the authority to call, and to lead, independent director sessions; the ability to retain independent legal, accounting or other advisors in connection with these sessions; facilitation of communication and service as a liaison between the CEO and the other independent directors; and the duty to advise the CEO of the informational needs of the Board.

The Board believes that Board independence and oversight of management will be effectively maintained through the independent Chairman, the Board’s composition and its Committee system. Consistent with past practice, if in the future the Board decides that a non-independent Chairman should lead, then it will appoint an independent Lead Director. The Board also believes that it is not necessary to adopt a rigid policy restricting its discretion in selecting the Chairman of the Board (as well as restricting the ability to combine the positions of Chairman and CEO if future circumstances warrant), because this would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Chairman at any particular point in time.

The Board’s Role in Risk Oversight

The Board of Directors’ role in risk oversight involves both the full Board of Directors and its Committees. The Audit Committee is charged with the primary role in carrying out risk oversight responsibilities on behalf of the Board. Pursuant to its charter, the Audit Committee annually reviews the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major risk exposures and the steps that have been taken to monitor and mitigate such exposures. As part of CVS Caremark’s ongoing Enterprise Risk Management process, each of the Company’s major business units is responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks, prioritizing risks and actions to be taken in mitigation and/or response, and reporting to management’s Executive Risk Steering Committee on actions to monitor, manage and mitigate significant risks. Additionally, the Chief Financial Officer (“CFO”), Chief Compliance Officer (“CCO”) and General

Counsel (“GC”) periodically report on the Company’s risk management policies and practices to relevant Board Committees and to the full Board. The Audit Committee reviews CVS Caremark’s major financial risk exposures as well as major operational, compliance, reputational and strategic risks, including steps to monitor, manage and mitigate those risks. In addition, each of the other Board Committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. For example, the Management Planning and Development Committee has oversight responsibility for the Company’s overall compensation structure, including review of its compensation practices, with a view to assessing associated risk. See “Executive Compensation and Related Matters – Compensation Discussion and Analysis – Risk Assessment.” The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by its respective Committees.

The Board considers its role in risk oversight when evaluating the Company’s Corporate Governance Guidelines and its leadership structure. Both the Corporate Governance Guidelines and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Chairman and our CEO are focused on the Company’s risk management efforts and ensure that risk matters are appropriately brought to the Board and/or its Committees for their review.

Director Nominations

Under the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee recommends to the Board criteria for Board membership and recommends individuals for membership on the Company’s Board of Directors. Director Qualification Criteria used by the Committee in nominating directors are found in the Committee’s charter and are attached to this proxy statement as Exhibit A. Although there is no specific policy on diversity, the Committee values diversity, which it broadly views in terms of, among other things, gender, race, background and experience, as a factor in selecting members to serve on the Board, and believes that the diversity of the Board’s current composition provides significant benefits to the Company. When considering current directors for re-nomination to the Board, the Committee takes into account the performance of each director. The Committee also reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, judgment, age, skills, background and experience. As desired, the Committee may confer with the Chairman and other directors as to the foregoing matters.

The Nominating and Corporate Governance Committee will consider any director candidates recommended by stockholders who submit a written request to the Corporate Secretary of the Company. The candidates should meet the Director Qualification Criteria noted above. The Committee evaluates all director candidates and nominees in the same manner regardless of the source. If a stockholder would like to nominate a person for election or re-election to the Board, he or she must provide notice to the Company as provided in our by-laws. Such notice must be addressed to the Corporate Secretary and must arrive at the Company in a timely manner, between 90 and 120 days prior to the anniversary of our last annual meeting of stockholders. The notice must include (i) the name and address, as they appear in the Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder (including information concerning derivative ownership and other arrangements concerning our stock as described in our by-laws), (iii) a written consent indicating that the candidate is willing to be named in the proxy statement as a nominee and to serve as a director if elected, and (iv) any other information that the SEC would require to be included in a proxy statement when a stockholder submits a proposal. See “Other Matters – Stockholder Proposals and Other Business for our Annual Meeting in 2014” for additional information related to our 2014 annual meeting.

The retirement age for CVS Caremark directors is 72. The Company’s Corporate Governance Guidelines provide that no director who is or would be over the age of 72 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the retirement age for a specific director in exceptional circumstances.

Independence Determinations for Directors

Under the Company’s Corporate Governance Guidelines, a majority of our Board must be comprised of directors who meet the director independence requirements set forth in the Corporate Governance Rules of the NYSE applicable to listed companies. Under the NYSE Corporate Governance Rules, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The basis for a Board’s determination that a relationship is not material must be disclosed in the Company’s annual proxy statement. In this regard, the Board has adopted categorical standards to assist it in making determinations of independence, which are attached to this proxy statement as Exhibit B.

The Nominating and Corporate Governance Committee of the Board undertook its annual review of director independence in March 2013, and determined that each of C. David Brown II, David W. Dorman, Anne M. Finucane, Kristen Gibney Williams, Jean-Pierre Millon, Richard W. Swift and Tony L. White, is independent. Ms. Heard and Mr. Piccolo, each of whom is retiring at the time of the Annual Meeting, also were determined to be independent during their 2012-13 Board year service. Mr. Merlo is considered an inside director because of his current employment as President and CEO of the Company.

In March 2013, Mr. William C. Weldon, the retired Chairman and Chief Executive Officer of Johnson & Johnson, a global health care products company, was elected to the Company’s Board of Directors by the members of our Board. Consideration of Mr. Weldon as a candidate was in anticipation of the retirement of Ms. Heard and Mr. Piccolo. Mr. Dorman, the Company’s independent Chairman of the Board, initially identified Mr. Weldon to the Nominating and Corporate Governance Committee as a potential candidate for election, due to Mr. Weldon’s deep knowledge of the global health care market across multiple sectors. The Committee then reviewed Mr. Weldon’s qualifications against the criteria set forth above and in Exhibit A to this proxy statement and recommended Mr. Weldon’s election.

In the course of its review as to the independence of each director, the Committee considered transactions and relationships, if any, between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries, on the other. In that regard, the Committee in making its recommendation and the Board in making its determination as to Mr. Weldon’s independence considered that, consistent with the categorical standards, Mr. Weldon is a former executive officer of an entity with which the Company has had ordinary course, arm’s-length business dealings that do not implicate any of the NYSE bright-line tests, and with respect to which he was not directly involved in such entity’s business dealings with the Company. See “Certain Transactions with Directors and Officers”, below.

Contact with the Board, the Chairman and Other Independent Directors

Stockholders and other parties interested in communicating directly with the Board, the independent Chairman of the Board or with the independent directors as a group may do so by writing to them care of CVS Caremark Corporation, One CVS Drive, Woonsocket, RI 02895. The Nominating and Corporate Governance Committee has approved a process for handling letters received by the Company and addressed to the Board, the Chairman of the Board or to independent members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors shall from time to time review a log of all correspondence received by the Company that is addressed to members of the Board and may request copies of any such correspondence. Concerns relating to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our CEO, CFO and Chief Accounting Officer. The Company’s Code of Conduct is available on the Company’s website at http://info.cvscaremark.com/investors, and will be provided to stockholders without charge upon request to the Company’s Corporate Secretary. The Company intends to post amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s executive officers or directors) at that location on its website within the timeframe required by SEC rules.

Committees of the Board

Audit Committee

Richard J. Swift, Chair

Kristen Gibney Williams

Jean-Pierre Millon

The Audit Committee met nine times during 2012. Mr. Edwin M. Banks was a member of the Committee until his retirement from the Board and the Committee at the time of our 2012 Annual Meeting of Stockholders. Each member of the Committee is financially literate and independent of the Company and management under the standards set forth in applicable SEC rules and the Corporate Governance Rules of the NYSE. The Board has designated each of Mr. Swift and Mr. Millon as an audit committee financial expert, as defined under applicable SEC rules. The Board has approved a charter for the Committee, a copy of which can be viewed on the Company’s website at http://info.cvscaremark.com/investors, and also is available to stockholders without charge upon request to the Company’s Corporate Secretary. Pursuant to its charter, the Committee assists the Board in its oversight of: (i) the integrity of the financial statements of the Company; (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm, for whose appointment the Committee bears principal responsibility; (iii) the performance of the Company’s internal audit function; (iv) the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures; (v) compliance with the Company’s Code of Conduct; (vi) the review of the Company’s information governance framework, including its privacy and information security programs, as well as the cybersecurity aspects of the information security program; (vii) review and ratification of any related person transactions pursuant to the Company’s policy on such matters; and (viii) compliance by the Company with legal and regulatory requirements. The Committee also approved the Audit Committee Report that is found on page 14 of this proxy statement.

Nominating and Corporate Governance Committee

David W. Dorman, Chair

C. David Brown II

Anne M. Finucane

Marian L. Heard

C.A. Lance Piccolo

The Nominating and Corporate Governance Committee met five times during 2012. Each member of the Committee is independent of the Company and management under the standards set forth in the Corporate Governance Rules of the NYSE. The Board has approved a charter for the Committee, a copy of which can be viewed on the Company’s website at http://info.cvscaremark.com/investors, and also is available to stockholders without charge upon request to the Company’s Corporate Secretary. Pursuant to its charter, the Committee has responsibility for: (i) identifying individuals qualified to become Board members; (ii) recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly-created directorships that may occur between such meetings; (iii) recommending directors for appointment to Board

Committees; (iv) making recommendations to the Board as to determinations of director independence; (v) evaluating Board and Committee performance; and (vi) reviewing and assessing the Company’s Corporate Governance Guidelines and overseeing compliance with such Guidelines.

Management Planning and Development Committee

C. David Brown II, Chair

David W. Dorman

Marian L. Heard

Tony L. White

The Management Planning and Development Committee met five times during 2012. Mr. Terrence Murray was a member of the Committee until his retirement from the Board and the Committee at the time of our 2012 Annual Meeting of Stockholders. Each member of the Committee is independent of the Company and management under the standards set forth in the Corporate Governance Rules of the NYSE. No Committee member participates in any of the Company’s employee compensation programs and none is a current or former officer or employee of CVS Caremark or its subsidiaries. At its meetings, non-members, such as the CEO, the CFO, the Chief Human Resources Officer, the GC, other senior human resources and legal officers, or external consultants, may be invited to provide information, respond to questions and provide general staff support. However, no CVS Caremark executive officer is permitted to be present during any discussion of his or her compensation or performance, and the Committee may exercise its prerogative to meet in executive session without non-members.

The Committee’s responsibilities are specified in its charter. The charter, as approved by the Board, may be viewed on the Company’s website at http://info.cvscaremark.com/investors, and also is available to stockholders without charge upon request to the Company’s Corporate Secretary. These responsibilities fall into six broad categories. Pursuant to its charter, the Committee: (i) oversees the Company’s compensation and benefits policies and programs generally; (ii) evaluates the performance of designated senior executives, including the CEO, and reviews the Company’s management succession plan; (iii) in consultation with the other independent directors of the Company, oversees and sets compensation for the CEO; (iv) oversees and sets compensation for the Company’s designated senior executives; (v) reviews and recommends to the Board compensation (including cash and equity-based compensation) for the Company’s directors; and (vi) prepares and recommends to the full Board the inclusion of Management Planning and Development Committee Report found on page 40 of this proxy statement. The Committee may delegate its authority relating to employees other than executive officers and directors as it deems appropriate and may also delegate its authority relating to ministerial matters.

In addition to the responsibilities defined above, the Committee is also responsible for reviewing and assessing any potential risk arising from the Company’s compensation policies and practices for its employees. During 2012, the Committee oversaw a risk assessment of the Company’s compensation policies and practices with specific focus on incentive programs across the organization to ascertain any potential material risks that may be created by the compensation programs. The Committee considered the findings of the assessment and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy, do not encourage employees or officers to take unnecessary or excessive risks and any level of risk is not reasonably likely to have a material adverse impact on the Company. For non-executives, incentives represent a small percentage of total compensation so participants would not be rewarded for excessive risk-taking. The exception would be in sales where commission income can represent a significant portion of total compensation. In that case, our assessment looked at the goal setting process. No sales plan participants establish sales goals; sales goals are established by members of management who do not participate in the sales commission plans. The assessment also looked at the cost of non-executive incentive plans across the organization and determined it is not material to the Company’s financial performance.

A discussion of risk assessment with respect to the executive compensation programs is included in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 17.

As provided in its charter, the Committee has the sole authority to retain an external compensation consultant, determine the scope of the compensation consultant’s services and terminate the engagement at any time. The external compensation consultant reports to the Committee Chair. Exequity LLP is the Committee’s independent compensation consultant. Pursuant to the Company’s policy, Exequity provides no other services to the Company other than consulting services provided to the Committee related to the Company’s executive compensation programs. Exequity’s fees for executive compensation consulting to the Committee for fiscal year 2012 were $216,429. During fiscal 2012, Exequity:

■	Collected, organized and presented quantitative competitive market data for a relevant competitive peer group with respect to executive officers’ target, annual and long-term compensation levels;

■	Developed and delivered an annual Committee briefing on executive compensation legislative and regulatory developments and trends and their implications for CVS Caremark; and

■	Collected market data and provided recommendations for non-employee director compensation to the Committee for approval by the Board.

The Committee believes that the advice it receives from Exequity is objective and not influenced by any other business relationship. The Committee and Exequity have policies and procedures in place to preserve the objectivity and integrity of the executive compensation consulting advice, including:

■	The Committee has the sole authority to retain and terminate the executive compensation consultant;

■	The consultant has direct access to the Committee without management involvement;

■	While it is necessary for the consultant to interact with management to gather information, the Committee determines if and how the consultant’s advice can be shared with management; and

■	The Committee may choose to meet with the consultant in executive session, without management present, to discuss recommendations.

The Committee conducts an annual review of the independence of its compensation consultant, taking into account the standards above and applicable rules and regulations, and has determined that its consultant’s work does not raise any conflicts.

Executive Committee

C. David Brown II

David W. Dorman

Larry J. Merlo

Richard W. Swift

The Executive Committee did not meet in 2012. At all times when the Board is not in session, the Executive Committee may exercise most of the powers of the Board, as permitted by applicable law.

Director Compensation

The Company’s approach to compensating outside directors for Board service is to provide directors with an annual retainer mix comprised of a mandatory 75% paid in shares of Company common stock, and 25% paid in cash (or 100% stock at the director’s election). The payment of a significant portion of annual retainers, and additional chairperson retainers as outlined below, in Company common stock is consistent with our policy of using equity compensation to better align directors’ interests with stockholders and enhances the directors’ ability to meet and continue to comply with the stock ownership guidelines described below.

Each non-employee director receives shares of the Company’s stock valued at $195,000 (the mandatory annual stock retainer) and a cash payment of $65,000 (unless the director elects to receive 100% of the annual retainer in shares of Company stock). The total annual retainer for outside directors is $260,000 annually.

The Management Planning and Development Committee and the Board believe that this approach reflects the ongoing accountability of directors. Service on the Board requires directors to commit significant amounts of time to Company matters year-round, not only at meetings. This approach also facilitates administration of the directors’ compensation program, and aligns with the manner in which director compensation is paid in our peer group, where it is common to pay directors with an annual cash retainer and an annual equity award.

Additional chairperson retainers are paid as follows: Chairs of the Nominating and Corporate Governance and Management Planning and Development Committees, $10,000 each; Chair of the Audit Committee, $20,000; and independent Chairman of the Board, $190,000. Each of these additional chairperson retainers is paid semi-annually; at least 75% of each retainer must be paid in shares of Company common stock, with the remaining 25% paid in either shares or cash at the directors’ election. Directors may elect to defer receipt of shares for the annual retainer and additional chairperson retainers; deferred shares will be credited with dividend equivalents.

Director Stock Ownership Requirements

All non-employee directors must own a minimum of 10,000 shares of CVS Caremark common stock, which is worth approximately $480,000 based on the December 31, 2012 stock price of $48.35, or approximately seven times the amount of the annual cash retainer ($65,000). Directors must attain this minimum ownership level within five years of being elected to the Board and must retain this minimum ownership level for at least six months after leaving the Board. The current level of mandatory stock provided in the director’s mix of annual compensation enhances the director’s ability to meet the ownership level within this timeframe. Each of our directors has attained the minimum ownership level, except Mr. Weldon, who has five years from the date of his election to attain the minimum ownership level.

All Other Compensation and Benefits

Directors are eligible to receive stock options, but typically do not receive them and did not receive them in 2012. They do not participate in a pension plan or nonqualified deferred compensation plan with above market earnings. Directors are eligible to participate in the employee discount program and are subject to the same terms of the program as Company employees. Directors are generally reimbursed for business expenses incurred directly in connection with their roles and duties on the CVS Caremark Board, such as services provided by an executive assistant, travel, meals and lodging. The Company has extended to all directors the option to enroll themselves and their eligible dependents in the Company’s prescription drug benefit program, paying the same premium rates as employees. If a director retires from the Board with at least five years of service, the Company will allow continued participation in the prescription drug benefit plan, but the director must bear the full cost of the premium.

The following chart shows amounts paid to each of our non-employee directors in fiscal 2012.

Non-Employee Director Compensation – Fiscal Year 2012

Name	Fees Earned and Paid in Cash (1) ($)	Cash Fees Elected to be Paid in Stock (2) ($)	Stock Awards (2) ($)	All Other Compen- sation (3) ($)	Total ($)
C. David Brown II	60	67,440	202,500	1,658	271,658
David W. Dorman	44	114,956	345,000	—	460,000
Anne M. Finucane	65,087	—	194,913	1,982	261,982
Kristen Gibney Williams	65,087	—	194,913	1,498	261,498
Marian L. Heard	65,000	—	195,000	1,658	261,658
Jean-Pierre Millon	65,087	—	194,913	1,658	261,658
C. A. Lance Piccolo	65,087	—	194,913	5,935	265,935
Richard J. Swift	70,000	—	210,000	1,658	281,658
Tony L. White	65,087	—	194,913	789	260,789

(1)	The amounts shown include cash payments made in lieu of fractional shares to Mmes. Finucane and Gibney Williams and Messrs. Brown, Dorman, Millon, Piccolo and White.

(2)	These awards are fully vested at grant and the amounts shown represent both the fair market value and the full fair value at grant. During 2012, each director received 4,219 shares of stock with a total value of $195,000 (the mandatory annual stock retainer) on the date of grant; each director electing to receive the remaining annual retainer in stock also received 1,406 shares valued at $65,000 on the date of grant. Some directors elected to receive their additional chairperson retainers in stock in lieu of cash. As of December 31, 2012, our directors had deferred receipt of shares of Company common stock as follows: Mr. Brown, 30,893; Mr. Dorman, 15,159; Ms. Heard, 85,113; and Mr. Swift, 40,212.

(3)	Represents Company contributions for director health and prescription benefits. Amount also includes split dollar life insurance for Mr. Piccolo in the amount of $4,277 and Ms. Gibney Williams in the amount of $709.

Certain Transactions with Directors and Officers

In accordance with SEC rules, the Board has adopted a written Related Person Transaction Policy (the “Policy”). The Audit Committee of the Board has been designated as the Committee responsible for reviewing, approving or ratifying any related person transactions under the Policy.

Pursuant to the Policy, all executive officers, directors and director nominees are required to notify the Company’s GC or Corporate Secretary of any financial transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, involving the Company in which an executive officer, director, director nominee, 5% beneficial owner or any immediate family member of such a person has a direct or indirect material interest. Such officers, directors, nominees, 5% beneficial owners and their immediate family members are considered “related persons” under the Policy.

For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, step-relatives and any other person sharing the household (other than a tenant or household employee).

The GC or the Corporate Secretary will present any reported new related person transactions, and proposed transactions involving related persons, to the Audit Committee at its next regular meeting, or earlier if appropriate. The Committee shall review transactions to determine whether the related person involved has a direct or indirect material interest in the transaction. The Committee may conclude, upon review of all relevant information, that the transaction does not constitute a related person transaction, and thus that no further review is required under the Policy. On an annual basis, the Committee shall review previously approved related person transactions, under the standards described below, to determine whether such transactions should continue.

In reviewing the transaction or proposed transaction, the Committee shall consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, the availability and/or opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. The Committee will not approve or ratify a related person transaction unless it shall have determined that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

If after the review described above, the Committee determines not to approve or ratify a related person transaction (whether such transaction is being reviewed for the first time or has previously been approved and is being re-reviewed), the transaction will not be entered into or continued, as the Committee shall direct.

Notwithstanding the foregoing, the following types of transactions are deemed not to create or involve a material interest on the part of the related person and will not be reviewed, nor will they require approval or ratification, under the Policy:

(i)	Transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000.

(ii)	Transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction.

(iii)	Transactions in which the related person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity (other than a general partnership interest) which is a party to the transaction.

(iv)	Transactions in which the related person’s interest derives solely from his or her ownership of a class of equity securities of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis.

(v)	Transactions in which the related person’s interest derives solely from his or her service as a director, trustee or officer (or similar position) of a not-for-profit organization or charity that receives donations from the Company, which donations are made in accordance with the Company’s matching program that is available on the same terms to all employees of the Company.

(vi)	Compensation arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the Management Planning and Development Committee.

(vii)	Director compensation arrangements, if such arrangements have been approved by the Board.

(viii)	Indemnification payments and payments made under directors and officers indemnification insurance policies or made pursuant to the charter or by-laws of the Company or any of its subsidiaries or pursuant to any policy, agreement or instrument.

The Board reviews the Policy on an annual basis and will make changes as appropriate.

Additionally, under the Company’s Corporate Governance Guidelines and its Code of Conduct, with respect to any transaction in which a director or executive officer has a personal interest, such that a potential conflict of interest could arise, the director or executive officer must report the matter immediately to the Company’s GC or the CCO who will, where appropriate, report the matter to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

If a director has a personal interest in a matter before the Board, the director must disclose the interest to the full Board, will recuse himself or herself from participation in the discussion and will not vote on the matter.

Furthermore, proposed charitable contributions by the Company within any given fiscal year in an aggregate amount exceeding $120,000, to an entity for which a director or a member of his or her immediate family serves as a director, officer, or member of such entity’s fund-raising organization or committee, will be subject to prior review and approval by the Audit Committee (with notification to the Nominating and Corporate Governance Committee).

In addition, under the Nominating and Corporate Governance Committee’s charter, such Committee shall evaluate the possibility that a director’s independence may be compromised or impaired for Board or Committee purposes if director compensation exceeds customary levels, if the Company makes substantial charitable contributions to an organization with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director (which consulting contracts or other indirect forms of compensation are expressly prohibited for Audit Committee members).

As noted above, in March 2013, Mr. William C. Weldon, the retired Chairman and Chief Executive Officer of Johnson & Johnson, a global health care products company, was elected to the Company’s Board of Directors by the members of our Board. Mr. Weldon served as Chief Executive Officer of Johnson & Johnson until he retired from that role in April 2012, and served as Chairman of the Board of Johnson & Johnson until he retired from the board in December 2012. At the time of his election to the Board of Directors of CVS Caremark, he no longer had any affiliation with Johnson & Johnson.

CVS Caremark directly purchased approximately $740 million of products from Johnson & Johnson during the 2012 calendar year. CVS Caremark also purchased Johnson & Johnson products through various third parties, such as drug wholesalers. All of such purchases were made in the ordinary course of business based on arm’s length negotiations between Johnson & Johnson or such third parties and CVS Caremark. In addition, during 2012 Johnson & Johnson paid CVS Caremark certain rebates for prescription drug dispenses made by CVS Caremark. Such rebates are usual and customary in the industry and were based on arm’s length negotiations. The majority of such rebates were passed on to various clients of CVS Caremark’s prescription benefit management business. Mr. Weldon was not involved in the negotiation of the terms of any purchases, sales, contracts or business arrangements between the two companies.

Audit Committee Report

The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) is composed of three independent directors. Set forth below is the report of the Committee on its activities with respect to CVS Caremark’s audited financial statements for the fiscal year ended December 31, 2012 (the “audited financial statements”).

■	The Committee has reviewed and discussed the audited financial statements with management;

■	The Committee has discussed with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

■	The Committee has received the written disclosures and the letter from Ernst & Young pursuant to applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young its independence from the Company; and

■	Based on the review and discussions referred to above and relying thereon, the Committee recommended to the Board of Directors that the audited financial statements be included in CVS Caremark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Richard J. Swift, Chair

Kristen Gibney Williams

Jean-Pierre Millon

Share Ownership of Directors and Certain Executive Officers

The following table shows the share ownership, as of March 7, 2013, of each director, each executive officer appearing in the Summary Compensation Table found on page 41 and all directors and executive officers as a group, based on information provided by these individuals. Each individual beneficially owns less than 1% of our common stock and, except as described in the footnotes to the table, each person has sole investment and voting power over the shares. None of the shares listed below has been pledged as collateral.

Ownership of Common Stock (1)
Name	Number		Percent
C. David Brown II	172,281	(6)	*
Mark S. Cosby	183,722	(1)(2)	*
David M. Denton	403,015	(1)(2)(4)	*
David W. Dorman	61,351	(6)	*
Anne M. Finucane	11,783	(7)	*
Kristen Gibney Williams	71,623	(8)	*
Marian L. Heard	96,842	(6)	*
Per G.H. Lofberg	1,231,142	(1)(3)(9)	*
Larry J. Merlo	1,885,682	(1)(2)(3)(4)(5)	*
Jean-Pierre Millon	75,511	(10)	*
C.A. Lance Piccolo	181,461		*
Jonathan C. Roberts	514,983	(1)(2)(3)(4)(5)	*
Richard J. Swift	44,799	(6)	*
Tony L. White	11,504	(11)	*
All directors and executive officers as a group (22 persons)	6,213,371 (7	(1)(2)(3)(4)(5)(6) )(8)(9)(10)(11)(12)	0.50%

*Less than 1%.

(1)	Includes the following shares of common stock not currently owned, but subject to options which were outstanding on March 7, 2013 and were exercisable within 60 days thereafter: Mr. Cosby, 74,140; Mr. Denton, 278,456; Mr. Lofberg, 790,888; Mr. Merlo, 822,551; Mr. Roberts, 372,155; and all executive officers as a group, 3,214,440.

(2)	Includes the following shares of common stock granted under the Company’s 1997 Incentive Compensation Plan and/or 2010 Incentive Compensation Plan (together, the “ICPs”) that remain subject to certain restrictions regarding employment and transfer as provided in the ICPs: Mr. Cosby, 58,564; Mr. Denton, 68,970; Mr. Merlo, 288,004; Mr. Roberts, 78,201; and all executive officers as a group, 734,915.

(3)	Includes the following shares of common stock that were receivable upon the lapse of restrictions on restricted stock units or the exercise of options, but the actual receipt of which was deferred pursuant to the Company’s Deferred Stock Compensation Plan, and which do not have current voting rights: Mr. Lofberg, 217,454; Mr. Merlo, 308,483; Mr. Roberts, 34,385; and all executive officers as a group, 591,843.

(4)	Includes shares of common stock held by the Trustee of the ESOP that are allocated to the executive officers as follows: Mr. Denton, 1,604; Mr. Merlo, 6,309; Mr. Roberts, 5,053; and all executive officers as a group, 17,381.

(5)	Includes the following hypothetical shares of common stock held in notional accounts in the Company’s unfunded Deferred Compensation Plan, which do not have current voting rights: Mr. Merlo, 5,189; Mr. Roberts, 1,433 and all executive officers as a group, 7,094.

(6)	Includes the following shares of common stock constituting deferred non-employee director compensation, which do not have current voting rights: Mr. Brown, 31,029; Mr. Dorman, 15,226; Ms. Heard, 85,489; Mr. Swift, 40,390; and all non-employee directors as a group, 172,134.

(7)	Includes 11,783 shares held in a family trust.

(8)	Includes 71,623 shares held in a family trust.

(9)	Includes 162,000 shares held in a family partnership and 14,400 held by trusts. Mr. Lofberg disclaims beneficial ownership of these securities.

(10)	Includes 75,511 shares held in a family trust.

(11)	Includes 7 shares held by Mr. White’s wife.
(12)	As of the most recent practicable date of March 7, 2013 Mr. Weldon held no shares of Company stock; however, he subsequently purchased 1,000 shares of Company stock, and following his election to the Board in late March 2013 he will receive a grant of shares in payment of a pro rata portion of his annual retainer for the 2012-2013 Board year.

Share Ownership of Principal Stockholders

We have been notified by the entity in the following table that it is the beneficial owner (as defined by the rules of the SEC) of more than five percent (5%) of our common stock. According to the most recent Schedule 13G filed by the beneficial owner with the SEC, these shares were acquired in the ordinary course of business, and were not acquired for the purpose of, and do not have the effect of, changing or influencing control over us.

Title of Class	Name and Address of Beneficial Owner	No. of Shares Beneficially Owned (1)	Percent of Class Owned (1)
Common Stock	BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	76,766,294	6.2%

(1)	Information based on a Schedule 13G filed January 30, 2013. BlackRock, Inc. (“BlackRock”) is the parent holding company of a number of subsidiaries that hold CVS Caremark common stock for the benefit of various investors. BlackRock has sole voting power and sole dispositive power with respect to all of these shares.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

At CVS Caremark, our executive compensation philosophy and practice reflects our strong commitment to paying for performance – both short- and long-term. Performance is defined as the achievement of results against our challenging internal financial targets, which take into account relative financial measures of our external peer group as well as industry and market conditions. We believe that our multi-faceted executive compensation plans, with their integrated focus on short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded.

2012 was a very strong performance year for the Company with record net revenues of $123.1 billion and healthy profitable growth in all of the businesses. The Company believes its efforts during the past three years set the stage for our 2012 results and continued strong performance in the future. CVS Caremark performed favorably against its peer group on several critical measures including revenue, operating income and EPS growth along with a total shareholder return of 20.3%. The positive results of 2012 are reflected in the 2012 Management Incentive Plan payouts to our named executive officers (“Named Executive Officers” or “NEOs”). However, the performance challenges in 2010 through 2011 are reflected in the three year long-term incentive plan performance results. Consistent with our pay-for-performance philosophy and the terms of our incentive plans, incentive compensation paid to our NEOs under the three-year Long-Term Incentive Plan (“LTIP”) reflects the below-target performance results.

Throughout this Compensation Discussion and Analysis, we refer to EPS, EBIT (or Operating Profit), free cash flow and RoNA (or return on net assets). When we use these terms, unless we specifically refer to them as “GAAP” (which stands for “U.S. Generally Accepted Accounting Principles”), we are referring to non-GAAP financial measures. Exhibit C to this proxy statement contains an explanation of how we calculate these measures.

In 2012 CVS Caremark had its second-non-binding stockholder vote on our executive pay programs for our Named Executive Officers (“say-on-pay”). The vote was overwhelmingly positive, with 94.7% of the stockholders voting in support of our executive pay programs. Although the stockholder vote on our executive pay was very positive, the Management Planning and Development Committee of the Board (the “Committee”) continually assesses our programs and several significant changes were made in 2012 to our executive compensation programs and practices to increase alignment with stockholders. These changes discussed in greater detail in other sections of this report include the following:

■	Amended the existing employment contract with Mr. Larry J. Merlo, President and Chief Executive Officer (“CEO”), to eliminate the excise tax gross-up in the event of a change in control, with no additional compensation provided to Mr. Merlo in connection with the amendment of his agreement.

■	Amended the existing change in control agreements with Mr. David M. Denton, Executive Vice President and Chief Financial Officer (“CFO”), and Mr. Jonathan C. Roberts, Executive Vice President and President – CVS Caremark Pharmacy Services, to eliminate the excise tax gross-ups in the event of a change in control, with no additional compensation provided to either executive in connection with the amendment of his agreement.

■	Converted the provisions in the 2010 Incentive Compensation Plan (“2010 ICP”) that allowed for the immediate vesting of equity awards in connection with a change in control from a “single” to a “double trigger”.

■	Eliminated the share recycling provisions of the 2010 ICP.

■	Added an additional measure – total shareholder return – to our LTIP to complement the return on net assets measure and to demonstrate our commitment to linking pay and performance. We continue to believe that return on net assets is an important and appropriate focus, as successful management of our working capital in the near to medium-term is expected to help drive sustained stockholder value. In addition, we believe including total shareholder return as a measure will result in executive awards that reflect the market’s view of our achievements and further align executive pay with satisfaction of stockholder objectives.

Business Highlights and Performance Success

We continue to believe that the combination of our industry-leading assets in retail pharmacy, pharmacy benefits management and retail health clinics is an optimal, unmatched and winning strategy.

Each of our best-in-class business units achieved healthy top and bottom line growth and the Company is capitalizing on the power of the combined entity and integrated offerings to drive superior long-term growth, as demonstrated by the following accomplishments:

■	Executed a disciplined capital allocation strategy and returned more than $5.1 billion to stockholders, reflecting our continued commitment to using our free cash flow to enhance total returns to stockholders through a combination of high-return investments, dividend increases and value-enhancing share repurchases, as evidenced by:

■	Announcing an increase of our quarterly dividend by 38% starting in the first quarter of 2013 – our tenth consecutive year of dividend increases; and

■	Completing approximately $4.3 billion of share repurchases.

■	Increased net revenues 15% to a record $123.1 billion, with our pharmacy services segment up 24.7% and our retail pharmacy segment up 6.8%.

■	Generated free cash flow of $5.2 billion, and net cash from operating activities of $6.7 billion.

■	Continued to increase our share of the retail pharmacy market, reaching a 21% share.

■	Delivered on working capital improvement targets.

■	Continued the successful execution of our ongoing PBM streamlining and platform consolidation efforts.

■	Increased our Medicare Part D business with the acquisition of HealthNet’s stand alone prescription drug plan.

■	As of December 31, 2012, our MinuteClinic retail health clinic operation was affiliated with 22 leading health systems and we operated 640 MinuteClinic locations in 25 states and the District of Columbia, of which 633 were located in CVS/pharmacy stores.

We believe that these successes are the result of the key initiatives of the last several years and have built the foundation for significant growth in the future.

Performance Challenges and Incentive Compensation

Even with all of the successes described above including record revenue and EBIT growth, we did experience a long term performance challenge ending in 2012 that is reflected in the NEO incentive compensation payouts:

■	The compound annual growth rate of earnings per share (“EPS CAGR”) was the metric for our LTIP for the three-year cycle ending on December 31, 2012. Our strong 2012 performance was not enough to offset the results in 2010 and 2011 and, as a result, the final EPS CAGR was below target, resulting in below target LTIP payouts to the participants.

■	As previously stated, 2012 performance resulted in record top and bottom line growth and is reflected in above target award payouts under the Management Incentive Plan for our NEOs.

Key Corporate Governance and Compensation Practices

While well-designed incentive plans based on meaningful performance metrics are central to an effective executive compensation program, we believe there are additional policies and practices which establish and reinforce the key philosophies and guiding principles critical to creating and sustaining a well-governed corporate environment. Over the last couple of years, the Committee has approved several significant changes to position and reinforce an effective executive compensation program in the current operating environment to align more effectively with stockholders, including:

■	No Excise Tax Gross-Ups: The Company does not provide any additional cash compensation to any of our executive officers to reimburse them for any tax liability as a result of the receipt of any cash, equity compensation or other benefits, except for certain benefits pursuant to broad-based plans or policies applicable to a large number of employees, such as relocation policies. In 2012, the executives who had pre-existing “golden parachute” excise tax gross-up arrangements related to change in control payments or benefits voluntarily amended their existing contracts or agreements to eliminate these provisions, with no additional compensation provided as a result of the amendments. Therefore, no Company executives are eligible for excise tax gross-ups.

■	Double Trigger Vesting of Equity Awards: In 2012, the 2010 ICP was amended to eliminate single trigger vesting of future equity awards in the event of a change in control. Through this change, the Company now requires an involuntary termination following a change in control in order to accelerate the vesting of outstanding equity awards.

■	No Recycling of Shares: In addition, in 2012 the 2010 ICP was amended to eliminate the provisions that allowed for shares that were cancelled, expired, forfeited, settled in cash, surrendered for taxes or otherwise terminated without delivery to the award recipient to be available for new awards. Although the Company has not used recycled shares for new awards, this amendment to the 2010 ICP formalized this practice.

■	Share Award Retention: Each of our Business Planning Committee (“BPC”) members (which include our NEOs) participates in our long-term target incentive plans. The BPC members are prohibited from selling or trading the shares of stock delivered pursuant to the long-term target incentive plans for two years from the payment date, aligning the interests of our executives with the interests of our stockholders.

■	Stock Ownership Guidelines: Each BPC member is subject to stock ownership guidelines, requiring compliance within five years of becoming a member of the BPC. The CEO must own shares of CVS Caremark common stock with a value equal to five times annual salary and all other BPC members must own common stock with a value equal to three times annual salary.

■	Recoupment Policy: Incentive compensation should be consistent with the Company’s goal of ensuring financial statement accuracy and encouraging ethical behavior. To that end, CVS Caremark maintains a recoupment policy for all annual and long-term incentive awards granted to executive officers. More information about the Company’s recoupment policy can be found on page 38.

■	Anti-Hedging Policy: The Committee, the Board and executive management take very seriously their responsibilities and obligations to exhibit the highest standards of ethical behavior relative to selling and trading Company stock. All transactions in Company stock must be pre-cleared by the Company’s General Counsel (“GC”) or the Corporate Secretary. Further, CVS Caremark’s directors and executive officers may not:

■	Trade in Company securities on a short-term basis (Company stock purchased in the open market must be held for at least six months);

■	Purchase our stock on margin;

■	Engage in short sales of our stock; or

■	Buy or sell puts, calls or options (other than compensatory stock options granted by the Company).

■	Closed Supplemental Executive Retirement Plan (“SERP”): The Company’s SERP does not admit new participants. Mr. Merlo, a long-tenured executive of the Company, is the only remaining employee participant in the SERP.

■	Senior Executive Severance Policy: CVS Caremark has a policy to not enter into future severance agreements with senior executives that provide for cash severance benefits greater than 2.99 years of base pay and target annual incentive.

Introduction

This section of the proxy statement explains how our executive compensation programs are designed and operate with respect to our NEOs, who for 2012 are:

■	Larry J. Merlo, President and CEO;

■	David M. Denton, EVP and CFO;

■	Mark S. Cosby, EVP and President – CVS/pharmacy;

■	Per G.H. Lofberg, EVP and former President – CVS Caremark Pharmacy Services; and

■	Jonathan C. Roberts, EVP and President – CVS Caremark Pharmacy Services.

Pay for Performance

A primary component of the Company’s human resources strategy – to ensure that we have high caliber leadership – is the identification, recruitment, development and placement of key management and business talent. The CVS Caremark Board of Directors and the executive management team believe that a crucial aspect of successfully executing this strategy is a comprehensive, integrated and well defined executive compensation program, which provides competitive and differentiated levels of pay based on corporate and individual performance and reinforces the alignment of executive interests with those of stockholders. Pay for performance is emphasized in our approach to executive compensation and is measured based on the results of our programs against our financial targets and relative to the external market.

As in previous years, the Committee requested and reviewed a historical assessment of the relationship between CVS Caremark’s performance and executive pay outcomes relative to our 2012 Peer Group (as defined below). The purpose of this assessment was to ensure pay was directionally aligned with performance and to validate the goal setting approach and overall assessment of our pay program effectiveness. The approach is one of several reviewed by the Committee to ensure alignment with stockholders. The following graphs illustrate the results of the Committee’s core assessment and illustrate the relationship between our CEO’s real compensation (defined as base salary earned; incentives earned; value of restricted shares or restricted stock units (“RSUs”) that vest during the period; value of stock options exercised during the period; and changes in value of unvested restricted shares/RSUs and unexercised options held during the period) and the Company’s performance as measured by total shareholder return (“TSR”) – over one-year (2011) and five-year (2007 – 2011) periods. The same analysis was completed for other financial metrics as well, such as EBIT. The analysis was conducted using the most current data available for the periods ending on December 31, 2011. Data points that are within the shaded area illustrate close alignment of pay and performance relative to our Peer Group. Data points below the shaded area illustrate pay that is below the amount estimated based on performance and those data points above the shaded area suggests the opposite.

As shown in the graph above, CVS Caremark’s CEO realized compensation was just below the 60th percentile, while TSR ranked at the 79th percentile, indicating that CEO realized compensation was less than that suggested by peer group practices/results, however closely aligned with Company performance.

Similarly, the graph below illustrates the relationship between CEO pay rank and the relative return to stockholders for CVS Caremark and the Peer Group over a 5-year period from fiscal year 2007 to fiscal year 2011. Relative compensation earned and total shareholder returns are both similarly aligned.

The Committee has requested that this type of analysis be updated annually and include the relationship between other key financial metrics and pay to ensure alignment with our executive compensation philosophy and core principles.

The Committee’s annual assessment of the existing executive compensation plans includes not only the pay-for-performance analysis described above, but also reviews:

■	The annual incentive and long-term target performance incentive metrics and construct;

■	The composition of the Peer Group; and

■	Key compensation and governance policies and programs.

As a result of the assessment, the Committee modified the performance measures under the LTIP for the 2012-2014 performance cycle to include TSR as an additional metric and implemented the policy changes related to excise tax gross-ups, share recycling, and double trigger vesting of equity awards as described in the Key Corporate Governance and Compensation Practices section above.

Executive Compensation Philosophy and Core Principles

The Committee is charged with establishing and implementing CVS Caremark’s executive compensation philosophy as well as its strategies and practices. The Committee has identified five core principles that drive our executive compensation philosophy and which we and the Committee believe motivate our executive officers to continually improve the financial and operating position of the Company, encourage personal responsibility for the performance of the business and drive decisions that deliver long-term stockholder value. Our comprehensive executive compensation program flows from the five core principles and the overall CVS Caremark executive compensation philosophy. Our five core principles are:

1. Support, communicate and drive achievement of CVS Caremark’s business strategies and goals.

2. Attract and retain the highest caliber executive officers by providing compensation opportunities comparable to those offered by other companies with which CVS Caremark competes for business and talent.

3. Motivate high performance among executive officers in an incentive-driven culture by delivering greater rewards for superior performance and reduced awards for underperformance.

4. Closely align the interests of executive officers with stockholders’ interests and foster an equity ownership environment.

5. Reward achievement of short-term results as well as long-term stockholder value creation.

The Committee believes each of the components of our executive compensation program, which will be discussed later in this section, must contribute to the furtherance of one or more of our five core principles, as outlined in the following chart:

Compensation Element	Objective	Key Features
Base Salary	Attract and retain high-caliber talent and provide a minimum, fixed level of cash compensation.	Reviewed annually and adjusted periodically based on comparability to external market peers, position responsibility, individual qualifications, performance and corporate profitability.
Annual Cash Incentive	Motivate high performance and reward short-term Company and individual performance.

Annual cash incentive targets are set as a percentage of base salary.

Payments are based on a formula that includes performance against operating profit target.

Minimum performance threshold (below which no payment will be made) and capped maximum payouts.

Compensation Element	Objective	Key Features
Long-Term Incentives	Reward multi-year financial success, which supports the Company’s long-term strategic objectives. Encourage stock ownership and reinforce an alignment of executives’ interests with those of stockholders.

Target awards are established at the start of the cycle based on competitive pay information, level of responsibility in the organization, and desired mix of long term incentive pay relative to other pay components.

Generally paid equally in cash and Company common stock based on meeting pre-established performance goals during specified performance cycles.

Minimum performance threshold (below which no payment will be made) and capped maximum payouts.

The executive is prohibited from selling or trading shares for two years following the payment date.

Stock Options and RSUs	Align executive and stockholder interests through equity ownership and reward creation of long-term value by encouraging executives to focus on long-term financial progress with the dual objective of enhancing stockholder value and promoting executive retention.

Annual nonqualified stock option grants with seven-year terms that vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date and return actual value only to the extent that the Company’s stock price appreciates.

Annual RSU awards vest only upon continued employment with the Company. Annual RSU awards for NEOs vest in two equal installments: the first fifty percent of the grant vests on the third anniversary of the grant date; the second fifty percent of the grant vests on the fifth anniversary of the grant date.

Target awards are established based on competitive pay information, level of responsibility in the organization and the emphasis on long term incentive pay as the key component of the executive pay program.

Supplemental Retirement Plan I For Select Senior Management (“SERP”)	Supplement the retirement benefits of a long-standing officer of the Company.	Unfunded SERP, no longer open to new participants. Mr. Merlo is the only remaining employee participant in the SERP.
Deferred Compensation Plan (“DCP”) and Deferred Stock Compensation Plan (“DSP”)	Provide savings in a tax-efficient manner and enhance focus on stock ownership.

The DCP offers a variety of investment choices, none of which represents an above-market return, with up to a 5% match on eligible compensation deferred into the DCP, offset by any match provided under the qualified defined contribution plan.

The DSP units fluctuate in value based on the performance of the Company’s common stock.

Competitive Positioning

In consultation with the Company’s executive compensation consultant, the Committee initiates an annual review of the peer group against which financial performance and competitive positioning of compensation programs are assessed. The principal criteria used to determine membership in the peer group include revenue size and industry segment, with consideration also given to geographic scope, diversification of operations and comparability of compensation practices. Our peer group is comprised of large, first-tier companies with national footprints in pharmacy, pharmacy benefit management, insurance, health care, food, general and specialty retailer segments.

2012 Peer Group. At the end of 2011, the Committee reviewed the peer group for purposes of making award recommendations and setting 2012 target compensation levels. Retail companies with revenues generally of $50 to $100 billion and health care companies with revenues of $35 to $125 billion for the most recently completed fiscal year were considered peer companies. CVS Caremark falls in the top quartile when this peer group is ranked by revenue.

The resulting 2012 peer group (the “Peer Group”) consisted of 13 companies:

Retail Peers	2012 Revenues ($B)
Costco Wholesale Corporation	$99.1
The Kroger Co.	96.8
The Home Depot, Inc.	74.8
Target Corporation	73.3
Walgreen Co.	71.6
Lowe’s Companies, Inc.	50.5
Health Care Peers	2012 Revenues ($B)
McKesson Corporation	$122.7
UnitedHealth Group Incorporated	110.6
Cardinal Health, Inc.	107.6
Express Scripts Holding Company	93.9
AmerisourceBergen Corporation	79.5
Wellpoint, Inc.	61.7
Aetna Inc.	35.5
CVS Caremark Corporation	$123.1

The Committee obtained further insight into market practices by reviewing data relating to 15 large U.S.-based general industry corporations, excluding companies in the financial services, oil and automobile industries, founder companies and companies with unusual ownership structures. Compensation paid to executive officers of the general industry companies is used as a general reference point by the Committee when considering compensation decisions for the Company’s executive officers, but is excluded from the quantitative analyses of compensation levels. This additional reference group includes Archer Daniels Midland, AT&T, Boeing, Caterpillar, Dow Chemical, General Electric, Hewlett-Packard, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, Safeway, Time Warner, United Technologies and Verizon.

2013 Peer Group. At the end of 2012, the Committee approved a new peer group used to make award recommendations and set target compensation levels for 2013. The new peer group was constructed to recognize that CVS Caremark competes for talent outside of its specific industry segments, and accounts for CVS Caremark’s size, industry affiliation, and operating and character image. The new peer group incorporates most of the current peer companies, as well as many of the companies currently used as an additional reference from the general industry, and consists of the following companies: AT&T Inc., The Boeing Company, Comcast Corporation, Costco Wholesale Corporation, Express Scripts Holding Company,

The Home Depot, Inc., Johnson & Johnson, Lowe’s Companies, Inc., McKesson Corporation, Merck & Co., Inc., PepsiCo, Inc., Pfizer Inc., The Procter & Gamble Company, Target Corporation, UnitedHealth Group Incorporated, Verizon Communications Inc., Walgreen Co., Wal-Mart Stores, Inc., and The Walt Disney Company.

Annual Executive Compensation Process

General Process. The review of the current year performance and planning for performance targets for the following year generally begins in the fourth quarter of each year. Preliminary financial performance, key financial metrics as compared to the Peer Group, and total compensation market data for the executives is reviewed in November, together with any stockholder comments received. This early review allows the Committee to be prepared in advance once the final performance year results are determined and provides the initial context for decision making. Updated preliminary financial results and associated incentive award payouts for the completed fiscal year are reviewed by the Committee in January and final decisions on actual incentive awards for the prior year performance are made in February. Finally, financial targets for the current year incentive plans are established by the Committee in March, along with any base salary changes and individual target incentive award levels. The annual cycle of reviewing and developing the Company’s executive compensation programs and pay levels is a multi-step process that incorporates peer group information, Say-on-Pay results, and both short and long-term Company objectives.

Following each fiscal year, CVS Caremark’s finance department provides the Committee an overview of the Company’s performance and the CEO and CFO provide context and background about management’s progress and achievements of business objectives and key strategic initiatives. The financial and business overview also includes an annual and multi-year comparison of CVS Caremark’s performance compared to that of the Peer Group. Key financial metrics, including total shareholder return, growth in revenue, GAAP operating profit growth, diluted GAAP EPS growth, as well as return on net assets, are discussed with a focus on the Company’s ranking within the Peer Group. The Committee uses these discussions as a means to guide their decisions relative to the executive officers’ awards in the annual and various long-term incentive plans.

The CEO presents to the independent directors of the Board a self-assessment of his performance against his strategic, operational and financial goals of the Company which were approved by the Board at the beginning of the performance year. The Chairman of the Board and the Committee Chair facilitate a private meeting with all of the independent directors to discuss and assess the performance of the CEO. The Committee’s members consider the independent directors’ assessments in reviewing the CEO’s total compensation and determine his annual incentive compensation award and equity compensation grants. The CEO also discusses with the Committee each executive officer’s performance and contribution, with specific attention to progress toward specific strategic, operational and financial goals assigned at the beginning of the year, as well as a review of each officer’s strengths and areas of opportunity, potential future assignments, development strategies and role in the Company’s management succession plan. The Committee and the Board also may meet with each executive officer during the year to assess performance.

Application of the Process in 2012. The process above was followed in 2012. At its January 2012 meeting, the Committee reviewed competitive market information supplied by the compensation consultant, considered the Peer Group performance results to date, and reviewed preliminary CVS Caremark performance against the incentive targets.

In February 2012, CVS Caremark released its prior year earnings and financial statements; at that time, the Committee assessed the Company’s performance against short- and long-term goals. The CEO presented to the Committee his recommendations for annual cash incentive, stock option and RSU awards for the other executive officers, outlining his assessment of each officer’s performance, contribution and anticipated future role within the Company. The Committee members consulted with other independent directors to determine the appropriate annual cash incentive and equity awards for the CEO within the competitive range established earlier. The Committee took the following actions at the February meeting:

■	Approved the 2011 performance year annual incentive awards based on all of the relevant performance factors and determined if negative discretion should be applied – all amounts were disclosed in the Summary Compensation Table of the prior year disclosure.

■	Approved the value of annual equity awards for each of the executive officers, including the CEO. Awards for each of the executive officers were at or above target levels, reflecting achievement of the Company’s short-term strategic and operational goals and significant progress toward long-term objectives through 2011.

■	Set the grant date for annual stock option and RSU awards as the first business day of the Company’s second quarter, which was April 2, 2012.

■	Approved the proportion of option value to RSU value for each equity award. All of the NEOs proportion of option value and RSU value was split equally, except for Mr. Lofberg, who received 100% stock options.

The grant date full fair value of the stock options and RSUs granted to each named executive officer during fiscal 2012 is shown in the Summary Compensation Table on page 41. Additional information about the 2012 awards, including stock option exercise price and the number of shares subject to each award, is shown in the Grants of Plan-Based Awards Table on page 43.

During its March 2012 meeting, the Committee considered total compensation survey data, including information on base salaries, annual bonus award targets and actual awards, long-term incentive pay, including stock option grants, RSU awards and other performance-based compensation, for the named executive officers at companies within the Peer Group and general industry reference companies. This information is compiled by the compensation consultant and discussed with the Committee. The Committee considered this information when making current year base salary decisions and establishing relevant compensation targets. At the March meeting, the Committee approved the following:

■	Salary increases for certain of the executive officers, including the CEO. Detailed information regarding the increases is found in the Base Salary section of this report.

■	Target long term incentive awards for the three-year LTIP and the annual equity awards for the executive officers and the CEO.

Total Direct Compensation

The Company’s management recommends and the Committee and Board approve financial performance targets that are challenging and, if achieved, can deliver superior value to stockholders. Consistent with the setting of ambitious performance targets, CVS Caremark positions its target total direct compensation (base salary plus annual and long-term incentives) for its executive officers at the median for companies of comparable size, and in some cases at the 75th percentile depending on individual performance, tenure, and level of responsibilities. Because of the ambitious goals set, the Committee believes it is appropriate to reward the executive management team with compensation above the competitive median if the financial targets associated with the variable pay programs are delivered or exceeded. Conversely, if the financial targets are not met, awards are reduced.

Cash versus Non-Cash Compensation

The Committee recognizes the competitive need for an appropriate amount of cash compensation, comprised of base salary, annual incentive and the cash portion of a long-term target incentive award. As part of its annual review of the competitiveness and efficacy of the CVS Caremark compensation program, the Committee monitors the relative levels of cash and non-cash compensation to ensure the mix includes an appropriate percentage of non-cash components.

Fixed versus Variable Compensation

The annual incentive program, long-term target incentive plans and service-based equity award program tie a significant amount of variable compensation to an executive’s continued employment (subject to the vesting and forfeiture provisions of the stockholder-approved incentive plan and their equity grant agreements) and the performance of CVS Caremark common stock over the vesting and option exercise periods. The performance metrics for the annual incentive and long-term target incentive plans and the range of opportunity relative to target are consistent for all the NEOs, including the CEO. However, in determining individual awards the Committee considers the appropriate individual target incentive opportunity.

For fiscal year 2012, the percentage of target total direct compensation represented by at-risk pay (short- and long-term incentives) for CVS Caremark’s NEOs was as follows:

Components of Executive Compensation Program

The Committee believes a well-balanced executive compensation program must motivate and reward participants for delivering annual financial results. It must also focus the executives’ attention on long-term goals that track financial progress and value creation. These long-term goals include profitability and total stockholder value, typically measured by returns on the Company’s common stock. The Committee recognizes that while stock prices are generally a good indicator of corporate performance over time, external factors that are beyond CVS Caremark’s influence may also have an impact on its stock price. Consequently, the Committee believes that in addition to stock price, other performance indicators including profitability and sound financial management of our working capital should also be measured and factored into payments under our executive compensation program. The Committee has designed its executive compensation program in a manner intended to achieve these objectives.

CVS Caremark’s executive compensation program currently consists of the following: base salary; an annual cash incentive; a three-pillar long-term incentive program; SERP (for only one executive participant); and other benefits, including very limited perquisites.

The three-pillar long-term incentive program – consisting of long-term target performance incentives, stock options and time-vested RSUs generally settled in cash and stock – represents the majority of the compensation opportunity and actual rewards for the executive management team. The Committee believes that this approach, complemented by the annual incentive plan, provides an optimal pay mix to achieve the financial objectives of stockholders while extending to executive management competitive cash compensation and a wealth creation opportunity derived from value created through stock price growth.

Base Salary

A competitive base salary is designed to attract and retain high-caliber talent and provide a minimum, fixed level of cash compensation. The Committee annually reviews the base salaries of the NEOs and considers adjustments based on position responsibility, individual qualifications and performance, and Company performance. This review includes a comparison of current salaries of those reported for comparable positions in CVS Caremark’s Peer Group.

The Committee also assesses internal salary levels within CVS Caremark, both with respect to the other executive officers and to other senior employees generally. Base salaries may be adjusted upward at the Committee’s discretion, which it generally chooses to exercise when competitive data indicate a significant market lag or in recognition of outstanding individual performance or an increase in the executive’s functional responsibilities, as was the case for Mr. Roberts, who assumed the role of EVP and President – CVS Caremark Pharmacy Services in 2012. Changes to the base salaries of the NEOs made in 2012 are shown below. The increases to base salary in 2012 for Messrs. Merlo and Denton reflect each executive’s outstanding contribution to the Company and the critical roles that they continue to play in our future growth and success.

Executive	2011 Salary	2012 Salary	Percentage Increase
Larry J. Merlo, President and CEO	$1,250,000	$1,300,000	4%
David M. Denton, EVP and CFO	$625,000	$700,000	12%
Mark S. Cosby, EVP and President – CVS/pharmacy	$900,000	$900,000	—
Per G.H. Lofberg, EVP and former President – CVS Caremark Pharmacy Services (1)	$900,000	$900,000	—
Jonathan C. Roberts, EVP and President – CVS Caremark Pharmacy Services (1)	$700,000	$900,000	29%

(1)	Mr. Roberts became EVP and President of CVS Caremark Pharmacy Services on September 1, 2012. He was formerly EVP and Chief Operating Officer of CVS Caremark Pharmacy Services. Mr. Lofberg remains an Executive Vice President of the Company.

Annual Incentive Awards

CVS Caremark maintains an annual Management Incentive Plan (the “MIP”) for its executive officers under the provisions of the stockholder-approved 2010 ICP. The MIP rewards the NEOs based on performance relative to predetermined financial and operational targets established for the year. The Company’s MIP reflects the Company’s pay-for-performance philosophy in which a significant portion of executive compensation is linked to Company performance and is therefore at-risk.

NEO awards are based on CVS Caremark’s actual performance against operating profit, customer service and customer satisfaction targets established at the beginning of the year. The establishment of the targets, measurement of performance against the targets and subsequent determination of awards to participants are generally implemented in a manner consistent with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), which limits the deductibility of compensation that is not performance based.

In determining the 2012 targets, the Committee reviewed CVS Caremark’s performance against the prior year annual operating profit and customer service and satisfaction targets, the Company’s strategic and operational goals for 2012, current and projected external business conditions and the progress represented by the 2012 annual goals against CVS Caremark’s long-term financial objectives. For fiscal 2012, the financial performance target for annual incentives was $6,856 million in Operating Profit. The Committee believes that Operating Profit is an appropriate performance metric for the annual incentive plan, as it measures management’s success in delivering short-term stockholder value while maintaining momentum toward the achievement of longer-term financial progress. Corporate performance against this metric carries an 80% weight in the determination of final award funding. Customer service and satisfaction account for the remaining 20% of award funding; 10% is based on the Retail Customer Service score, which measures customer service in the retail segment and 10% is based on an aggregation of customer satisfaction metrics from the PBM segment, covering mail order, specialty pharmacy and account/client services. Typically, the financial impact of certain legal settlements and other one-time events, such as an acquisition, would be excluded from the calculation of actual performance at year-end. However, no such adjustments were made for 2012.

The Committee establishes a target annual incentive opportunity for each executive officer. This opportunity is expressed as a percentage of base salary and is determined using a variety of relevant factors including but not limited to the competitive landscape reflected by CVS Caremark’s Peer Group, the Committee’s assessment of the aggressiveness of the 2012 operating profit target and the desired ratios of cash to non-cash and fixed to variable compensation for each executive officer. While the Committee considered the appropriate target incentive opportunity separately for each officer, the performance targets, plan design and range of opportunity relative to target are consistent for all NEOs.

For all executive officers, the target annual incentive percentage represents the percentage of base salary that may be earned if CVS Caremark’s actual performance equals the operating profit and customer service and satisfaction targets established at the beginning of the year. Actual performance relative to the financial and operational targets determines the percentage of the target incentive. Once the Committee establishes the award potentially payable based on actual performance at year-end, it may then apply only negative discretion to the NEOs to adjust that potential award downward. Its consideration includes its assessment of the executive officer’s actual performance and contribution to the achievement of strategic, operational and financial goals, competitive considerations and any other factor it deems appropriate.

Annual Incentive Plan Funding

	Operating Profit (80% weighting)		Customer Service and Client Satisfaction (20% weighting)
	Level of Performance Achieved	Level of Payout of Target	Retail Customer Service (10%)	Client Satisfaction – PBM (10%)
Below Minimum	<96.9% of Target	0%	0%	0%
Threshold	96.9% of Target	30%	25%	25%
Target	$6,856.0 million	100%	100%	100%
Maximum	≥3% over Target	200%	100%	100%
Actual	$7,228.0 million	200%	98%	94%

The annual incentive opportunity established for fiscal 2012 for performance at target and the actual award levels are expressed as a percentage of base salary for each NEO and set forth in the following table:

Annual Incentive Plan Opportunities and Awards

	Annual Incentive Opportunity as a Percentage of Base Salary			Actual Annual Incentive Payout for 2012
Executive Name	At Threshold Performance Levels	At Target Performance Levels	At Maximum Performance Levels	Payout as a Percentage of Salary	Payout Amount in Dollars
Larry J. Merlo	60%	200%	400%	384%	$4,992,000
David M. Denton	38%	125%	250%	240%	$1,680,000
Mark S. Cosby	45%	150%	300%	288%	$2,592,000
Per G.H. Lofberg	45%	150%	300%	259%	$2,332,800
Jonathan C. Roberts	45%	150%	300%	259%	$2,332,800

In keeping with prior year practices when assessing performance in 2012, to determine if negative discretion should be applied, the Committee reviewed and took into account specific events such as progress in the entry into new markets, closings of strategic acquisitions to complement CVS Caremark’s existing businesses, new MinuteClinic openings, as well as retail operating margins, inventory management and streamlining efforts in the PBM, the strengthening of the Company’s cash flow position, positioning for future growth and each executive officers individual contributions during the year.

The Operating Profit, Customer Service and Client Satisfaction performance resulted in a funding level of 192% of target. The maximum annual incentive award that each named executive officer is eligible to receive is not an expectation of the actual incentive amount that will be awarded to an executive, but is instead the highest amount that the Committee may award as performance-based compensation while preserving deductibility under IRC Section 162(m). In no event will the actual award exceed the designated salary percentage determined by the actual level of performance.

After reviewing all of the relevant factors, the Committee applied negative discretion to the calculated awards for two of the NEOs. The remaining NEOs received 2012 MIP payouts at 192% of their annual incentive target.

■	Mr. Merlo’s award reflects the significant level of achievement of the performance metrics described above and his overall contribution to the enterprise performance as President and CEO.

■	Mr. Denton continues to strengthen CVS Caremark’s balance sheet. Under Mr. Denton’s direction, the Company generated substantial free cash flow, continues to improve its working capital position and expects the trend to continue. His 2012 annual cash incentive award reflects these successes and level of achievement of the performance metrics described above as well as his contributions towards the strategic initiatives of the Company.

■	Mr. Cosby’s annual cash incentive award reflects the revenue and profitability growth of the Retail segment of the business as well as his contributions to the enterprise strategic initiatives.

■	Mr. Lofberg’s annual incentive award reflects the level of achievement for the performance metrics described above and the strategic, operational and improved financial results of the Pharmacy Services business line in 2012 under his leadership. Mr. Lofberg also made significant progress toward the goals of the PBM streamlining initiative that began in 2010 and is expected to generate more than one billion dollars in savings over the next four years. However, his incentive was reduced as a result of regulatory issues in the Pharmacy Services segment.

■	Mr. Roberts’ annual cash incentive award acknowledges the significant level of achievement and improvement of the results in the Pharmacy Services business line as both the Chief Operating Officer and as the President of the unit. His incentive was reduced in recognition of regulatory issues in the Pharmacy Services segment.

Long-Term Incentive Compensation

General Components of Long-Term Compensation. The Committee believes strongly in the use of long-term incentive compensation for executives to reinforce four strategic objectives:

■	Focus on the importance of returns to stockholders;

■	Promote the achievement of long-term performance goals;

■	Encourage executive retention; and

■	Promote meaningful levels of Company stock ownership by executives.

The Committee has developed a multi-faceted integrated long-term incentive approach to achieve these strategic objectives. The key elements of this approach are an annual stock option and RSU grant, which only vest upon continued employment with the Company, and long-term target performance incentive awards generally paid equally in cash and Company common stock, which reward financial success over periods greater than one year (the “LTI plans”). The Committee believes that this structure properly balances the incentive required to drive achievement of the four strategic objectives noted above with the amount and timing of the rewards dependent on the successful achievement of Company objectives. The structure also reinforces the alignment between executive and stockholder interests. All three of these long-term compensation elements are delivered under the provisions of our 2010 ICP. To determine the overall opportunity and appropriate mix of vehicles, the Committee considers a variety of factors, including competitive market positioning against comparable executives in the Peer Group, potential economic value realized, timing of vesting and taxation. Along with a review of Peer Group long-term incentive award practices, the Committee considers the retentive value of the unvested equity awards held by each executive officer to determine whether additional awards to secure continued employment with the Company were warranted. The Committee also considers, except in the case of the award to the CEO, the recommendations of the CEO for each of the executive officers. Any permitted financial adjustments to actual results for purposes of calculating long-term incentive plan results generally mirror those established for the annual incentive plan, but will also include any specific adjustments pertinent to the applicable performance metric and period, as necessary. Should an event that qualifies as a permitted financial adjustment occur, the results are adjusted, either up or down, to reflect the impact of that event and documented accordingly at the conclusion of the performance cycle.

The long-term awards encourage executives to focus on long term financial progress with the ultimate objective of enhancing stockholder value, while simultaneously promoting retention by requiring an executive to forfeit his entire award if employment terminates under certain circumstances before the end of the period.

2012 Long-Term Incentive Awards

In March 2012, the Committee reviewed all aspects of our LTI plans, RSU and option grant programs, including the competitiveness of the executive’s target award opportunities, the impact on shares outstanding and the timing and potential economic impact offered by the future vesting of RSU grants and the vesting and exercise of stock option grants. As part of this review, the Committee considered all elements and performance metrics of the existing short—and long-term incentive plans. Based on this review, the Committee adopted the following mixes for the long-term incentives granted to the NEOs in 2012:

As in the past, each of our performance and equity based long-term incentives will continue to be earned independently, meaning that successful achievement of any of the financial goals established for any of the LTI plans will not trigger or accelerate vesting of the RSU or stock option grants; similarly, any awards payable under the LTI plans will be based solely on results as measured against the relevant performance metric and will not be affected by any value realized by the RSU or stock option grants.

2012 Option and RSU Grants. Since 2004, the contractual term of all CVS Caremark options has been fixed at seven years. Starting in 2011, options granted to executives typically vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date. The annual RSU grants made to the NEOs vest in two equal installments: the first fifty percent (50%) vests on the third anniversary of the grant date; the second fifty percent (50%) of the award vests on the fifth anniversary of the grant date.

The Committee has consistently approved annual equity grants, including stock options and RSUs, in the first quarter of each year and has made such awards without regard to the timing of the release of the Company’s financial results for the year or the timing of the release of any other material non-public information. For fiscal 2012, the grant date was set as the first business day of the Company’s second quarter, which was April 2, 2012.

The full grant date fair value of the stock options and RSUs granted to each NEO during fiscal 2012 is shown in the Summary Compensation Table on page 41. Additional information about the 2012 awards, including stock option exercise price and the number of shares subject to each award, is shown in the Grants of Plan-Based Awards Table on page 43.

2012-2014 LTI Plan Awards to NEOs other than Mr. Lofberg. For the NEOs other than Mr. Lofberg, the LTI plan for the three-year performance period from 2012-2014 is based on performance against our three-year return on net assets goal modified by our total shareholder return. Actual return on net assets performance vs. the goal will determine the initial award and relative total shareholder return vs. the S&P 500 over the three-year period will modify the award. If total shareholder return is in the top third for the performance period, the calculated awards will be adjusted upwards by 25%; if in the middle third, no change to the calculated awards; and if in the bottom third, the calculated awards will be adjusted downwards by 25%. The plan focuses on sustainable financial progress and optimal use of the Company’s assets which we expect will contribute to our strategic initiatives to improve CVS Caremark’s working capital and free cash flow, modified by the market’s view of the company’s achievements through total shareholder return.

Generally, fifty percent (50%) of the awards earned under the LTI plans will continue to be paid in cash due to, among other reasons, the executives’ need for current cash to meet tax obligations occasioned on the settlement of the vesting of RSU awards. However, the target cash portion of the long-term incentive compensation component generally will not exceed 25% of the total target long-term compensation. The executive is prohibited from selling or trading awarded shares for two years following the payment date, which encourages stock ownership and further reinforces an alignment of executive’s interests with that of stockholders.

Mr. Lofberg participated in the PBM LTI plan for the period of January 1, 2011 through December 31, 2012. The performance measure and associated payout will be discussed in the following section.

2010-2012 LTI Plan Awards

Of the executive officers specified in the Summary Compensation Table, only Messrs. Merlo, Denton and Roberts received performance awards in 2012 for the 2010-2012 LTI plan performance. The target performance goal was an EPS CAGR of 8.7%. The following table sets forth minimum, threshold and maximum goals, and the range of potential payouts as a percent of target:

	% of EPS CAGR Target	Payout Level as a % of Target
Minimum	< 81.5%	0%
Threshold	81.5%	25%
Target	100%	100%
Maximum	124.1%	200%

Potential payouts at minimum, threshold, target and maximum award levels are shown in the chart below. After the application of permitted financial adjustments to the calculation of performance results (the exclusion of Universal American’s results, the impacts of the HealthNet acquisition and the debt restructuring), the actual result for the performance period was 96.0% of target resulting in awards of 83.7% of the target amounts.

2010 – 2012 LTIP Opportunities and Awards

Executive Name	Minimum Award (% of target)	Threshold Award (% of target)	Target Award (% of target)	Maximum Award (% of target)	Actual Cash Award ($)	Actual Stock Award (# of Shares)
Larry J. Merlo	0%	25%	100%	200%	$1,381,092	26,225
David M. Denton	0%	25%	100%	200%	$418,511	7,947
Jonathan C. Roberts	0%	25%	100%	200%	$502,234	9,536

2011-2012 PBM LTIP Earned by Mr. Lofberg

The PBM LTIP granted to Mr. Lofberg in 2011 for the performance period from January 1, 2011 through December 31, 2012 required the achievement of a compound annual growth rate for earnings before interest and taxes (“EBIT CAGR”) for the PBM business segment against a pre-established target. The award opportunity, payable equally in cash and shares of CVS Caremark common stock, was $1.5 million. The shares are subject to restrictions against sale or transfer once earned, until the end of Mr. Lofberg’s employment term. The award was subject to adjustment based upon the actual performance, as shown in the chart below:

	% of EBIT CAGR Target	Payout as a % of Target
Minimum	<81.5%	0%
Threshold	81.5%	25%
Target	100%	100%
Maximum	124.1%	200%

The EBIT CAGR target for the 2011 – 2012 performance cycle was 0.73% and the final result was 2.36%. The performance resulted in a payout of 200% to Mr. Lofberg.

Executive Name	Minimum Award (% of target)	Threshold Award (% of target)	Target Award (% of target)	Maximum Award (% of target)	Actual Cash Award ($)	Actual Stock Award (# of Shares)
Per G.H. Lofberg	0%	25%	100%	200%	$1,500,033	28,484

Partnership Equity Program (“PEP”). In addition to the core long-term incentive compensation plans described above, since 1997 the Company has maintained the Partnership Equity Program (“PEP”). PEP is designed to ensure that those executives with significant impact on the future success of CVS Caremark have a substantial “at-risk” personal equity investment in CVS Caremark common stock and is generally provided to selected newly-hired or newly-promoted senior executives in critical positions that can drive the strategic objectives of the Company. The Committee believes that PEP strongly links the economic interests of senior executives with CVS Caremark stockholders, provides future long-term compensation opportunities that are competitive in the external marketplace and that reflect internal responsibility levels, and assures key management stability, retention, motivation and long-term focus on corporate strategy. To invest in PEP, an executive chooses to purchase a number of “Employee-Purchased RSUs,” which are matched by CVS Caremark on a one-for-one basis (“Company-Matching RSUs”) and vest on the fifth anniversary of the purchase date. In addition, the executive receives an option to purchase shares of CVS Caremark common stock equal to ten times the number of Company-Matching RSUs. The stock option grant vests ratably on each of the third, fourth and fifth anniversaries of the grant date. The vesting for each of the stock option grant and the Company-Matching RSU award is contingent upon the executive retaining the Employee-Purchased RSUs until all of the stock options and Company-Matching RSUs are vested and upon the continued employment of the executive through the vesting period.

CEO Compensation

Mr. Merlo was appointed President and CEO on March 1, 2011. Under Mr. Merlo’s leadership, the Company has achieved significant growth in 2012 and is well positioned for continued success in 2013 and beyond. CVS Caremark performed favorably against the Peer Group on several performance measures including revenue growth, operating income growth, diluted EPS growth and total shareholder return. During 2012, CVS Caremark’s revenues grew 15.0% and operating profit grew 14.2% vs. 2011.

Mr. Merlo’s 2012 compensation reflects his overall performance, taking into account our current strategic positioning for long-term growth as well as the intention to pay him at a level reflective of the peer group size-adjusted median. Based on these results, Mr. Merlo earned the following amounts with respect to 2012 compensation.

CEO Pay – Mr. Merlo

Type	Target	Actual
Base Salary	$1,300,000	$1,287,500
Annual Cash Incentive	$2,600,000	$4,992,000
LTIP Cycle IX (2010 – 2012)	$3,300,000	$2,762,100
Stock Option Grant	$2,750,000	$3,750,001
RSU Grant	$2,750,000	$3,750,004
Total Direct Compensation	$12,700,000	$16,541,605

Supplemental Executive Retirement Plan

CVS Caremark maintains the unfunded Supplemental Retirement Plan I for Select Senior Management of the Company (“SERP”), which is currently closed to new participants, designed to supplement the retirement benefits of selected executive officers. Mr. Merlo is the only participant in the SERP. The Committee adopted a policy restricting participation in the SERP under the current benefit formulae to those executives participating in the SERP at the time the policy was adopted. The SERP does not allow new members and Messrs. Denton, Cosby, Lofberg and Roberts do not participate. An overview of the SERP design and the actuarial present value of the accumulated pension benefits of Mr. Merlo as of December 31, 2012 are shown in the Pension Benefits Table on page 48.

Other Benefits

The Company maintains medical and dental insurance, life insurance and short- and long-term disability insurance programs for all of its employees, as well as customary vacation, leave of absence and other similar policies. Executive officers are eligible to participate in these programs on the same basis and with the same level of financial subsidy by CVS Caremark as the rest of the Company’s salaried employees.

Executive officers may participate in the CVS Future Fund, which is the Company’s qualified defined contribution, or 401(k), plan. An eligible CVS Caremark employee may defer up to 85% of his or her total eligible compensation, defined as salary plus annual incentive, to a maximum defined by the Internal Revenue Service (“IRS”); in 2012, that maximum was $17,000 plus an additional $5,500 for those age 50 and above. After the first full year of employment, CVS Caremark will match the employee’s deferral dollar-for-dollar up to a maximum equaling 5% of total eligible compensation. CVS Caremark’s matching cash contributions into the CVS Caremark Future Fund for the NEOs who participated are a component of the All Other Compensation Table on page 42.

The Company offers other benefits which are available to eligible employees, including executive officers, as follows:

Deferred Compensation Plans and Deferred Stock Plan

Eligible executive officers may choose to defer compensation once earned and vested into the CVS Caremark Deferred Compensation Plan (the “DCP”) and the CVS Caremark Deferred Stock Compensation Plan (the “DSP”), which are available to all U.S. employees who meet the IRC definition of a “highly compensated employee.” The plans are intended to provide retirement savings in a tax-efficient manner and enhance focus on stock ownership. The DCP offers a variety of investment crediting choices, none of which represents an above-market return. The individual contributions of Messrs. Merlo, Denton, Lofberg and Roberts during fiscal 2012 to the DCP and the DSP, including earnings on those contributions, any distributions during 2012 and total account balances as of the end of 2012, are shown in the Nonqualified Deferred Compensation Table on page 49.

Perquisites and Other Personal Benefits

CVS Caremark generally does not provide perquisites or other personal benefits for its executive officers other than the few items discussed in this section. The Committee believes this policy is consistent with the Company’s philosophy to maximize the amount of “at-risk” pay of its executive officers. CVS Caremark also does not provide any additional cash compensation to any of the executive officers to reimburse them for any income tax liability as a result of the receipt of any cash or equity compensation, benefit or perquisite (with the exception of certain gross-up payments payable pursuant to plans or policies applicable to a large number of employees, such as our relocation policy). In 2012, all of the executive officers who were contractually entitled to receive excise tax gross-ups in the event of a change in control voluntarily amended their agreements to eliminate this provision. Therefore, no executive officer has any entitlement to an excise tax gross-up. The contracts were amended with language that provides the greater net amount of a) an amount of reduced severance benefits as necessary to avoid exceeding the IRC Section 280G cap on the total change in control payments, typically 2.99 times the average annual compensation of the preceding five years, so that no excise tax applies to the payment or b) the full amount of the severance benefits, even though excise taxes may apply. No additional compensation was provided to the executives in exchange for amending their contracts.

CVS Caremark provides an allowance to each of the executive officers to cover the cost of a Company-provided financial planner to assist with personal financial and estate planning. The Company believes it is important to provide to our executives the professional expertise required to ensure they maximize the efficiencies of the Company’s compensation and benefit programs and are able to devote their full attention to the management of the Company. The Company maintains corporate aircraft that may be used by Company employees to conduct Company business. Pursuant to an executive security program established by the Board upon the Committee’s recommendation, the CEO is required to use the Company’s aircraft for all travel needs, including personal travel, in order to minimize and more efficiently use his travel time, protect the confidentiality of his travel and the Company’s business, and enhance his personal security. Certain other NEOs were also permitted to use the Company’s corporate aircraft for personal travel on a very limited basis during fiscal 2012. In addition, CVS Caremark provides an allowance to the NEOs to cover the costs of the installation and maintenance of home security monitoring systems. While the

Committee believes these security costs are business expenses, disclosure of these costs as personal benefits is required. The value of all of these items is treated as income taxable to the executives. The Company provides no reimbursement for these costs nor does it pay the taxes or any other expenses associated with these costs on behalf of the executives.

The aggregate incremental cost to the Company of providing these personal benefits to each of the NEOs during fiscal 2012 is shown in the Summary Compensation Table on page 41.

Other Compensation Policies

Stock Ownership Guidelines

The Committee has long been mindful of the importance of equity ownership by directors and executive management as an effective link to stockholders and, as such, the Board maintains stock ownership guidelines for all directors and BPC members and requires that directors and BPC members achieve compliance with the ownership requirements within five years of becoming a director or BPC member. NEOs must maintain ownership levels as set forth in the table below. Shares included in the calculation to assess compliance with the guidelines include shares owned outright, unvested RSUs, shares held in the DSP and shares purchased through the Employee Stock Purchase Plan. Unexercised stock options do not count toward satisfying the guidelines. The Committee believes that these requirements emphasize the importance of equity ownership for the Board and executive management, which in turn reinforces alignment with stockholder interests. To further reinforce this commitment, the Committee annually reviews the policy and compliance by directors and executives

Name	Multiple of Salary Required	In Compliance
Larry J. Merlo	5x	Yes
David M. Denton	3x	Yes
Mark S. Cosby	3x	Yes
Per G.H. Lofberg	3x	Yes
Jonathan C. Roberts	3x	Yes

Securities Trades by Company Personnel

The Committee and the executive management of the Company take seriously their responsibilities and obligations to exhibit the highest standards of behavior relative to selling and trading Company stock. All transactions in Company stock contemplated by any officer must be pre-cleared by either the GC or the Corporate Secretary. Executive officers are prohibited from trading in any securities of the Company during a period around the release of the Company’s financial results for each quarter and may be required to refrain from trading during other designated periods when significant developments or announcements are anticipated. Even during periods when trading is otherwise allowed, no director or employee is permitted to trade in the securities of the Company if he or she possesses material non-public information. In addition, it is the Company’s policy that directors and executive officers may not engage in any of the following activities with respect to securities of the Company:

■	Trading in Company securities on a short-term basis (stock purchased in the open market must be held for at least six months);

■	Purchasing stock on margin;

■	Engaging in short sales; or

■	Buying or selling puts, calls or options (other than exercising stock options granted by the Company).

Executives may transact in Company stock pursuant to a 10b5-1 trading plan. However, there are comprehensive guidelines that govern the use of 10b5-1 trading plans including: (i) a plan may not be entered into, altered, or terminated during a blackout period or when an executive is in possession of material non-public information; (ii) it must be pre-approved; (iii) the plan must provide that transactions will only be executed pursuant to the plan if the sale price is at market price or above a specified minimum price per share that must be at least 50% of the closing price of CVS Caremark common stock on the last trading day preceding the date on which the plan in entered into or amended; (iv) the plan must provide that no transactions will be executed pursuant to the plan for at least 30 days, and if the plan is amended, no transactions will be effected under the amended plan for at least 60 days; (v) and if the plan is terminated prior to its scheduled expiration, any new plan that is entered into must provide that no transactions will be executed pursuant to the new plan prior to the 60th day following the termination of the prior plan.

Recoupment

The Committee recognizes that incentive compensation provisions should be consistent with the Company’s goals of ensuring financial statement accuracy and encouraging ethical behavior. Accordingly, in 2009, the Committee approved recoupment provisions for all annual and long-term incentive awards granted to executive officers, effective with performance cycles beginning in 2009 and thereafter. These provisions apply in cases where financial or operational results used to determine an award amount are meaningfully altered based on fraud or material financial misconduct (collectively, “Misconduct”), as determined by the Board, and apply to any employee determined to have been involved in the Misconduct.

The recoupment policy applies to Misconduct committed during the performance period and allows for the discovery of Misconduct during the performance period or the three-year period following the performance period. The policy allows for the recoupment of the entire award, not only excess amounts generated by the Misconduct, subject to the determination of the Board, and the recoupment provisions may apply even where there is no financial restatement. The Committee believes that the penalties imposed for Misconduct under this policy are consistent with the goals of ensuring financial statement accuracy and encouraging ethical behavior. Each of these provisions has been incorporated into the Company’s incentive programs and award agreements and each is designed to provide the Company with the legal right and means to recover amounts paid or gains realized from incentive and equity awards in cases of Misconduct.

Risk Assessment

The Committee oversaw a risk assessment of the Company’s executive compensation programs to ascertain any potential material risks that may be created by the compensation program. Because performance-based incentives play a large role in our executive compensation program, it is important to ensure that these incentives do not result in our employees taking actions that may conflict with the Company’s long-term interests. The Committee considered the findings of the assessment conducted internally and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage executives to take unnecessary or excessive risks. The Committee considered the following attributes of the program:

■	the balance between short- and long-term incentives;

■	consideration of qualitative as well as quantitative performance factors in determining compensation payouts, including minimum and maximum performance thresholds, funding that is based on actual results measured against pre-approved financial and operational goals and metrics that are clearly defined in all plans;

■	incentive compensation with a large stock component through which value is best realized through long-term appreciation of stockholder value;

■	incentive compensation components that are paid or vest over an extended period;

■	stock ownership guidelines that are reasonable and align executives’ interests with those of stockholders; and

■	a recoupment policy that allows the Company to recover compensation paid in situations of fraud or material financial misconduct.

Agreements with Executive Officers

CVS Caremark has entered into employment agreements (the “Employment Agreements”) with Messrs. Merlo and Lofberg, and change in control agreements (the “CIC Agreements”) with Messrs. Denton, Cosby, Lofberg and Roberts. All of the agreements have been previously disclosed.

Our executive officers generally have long tenure with the Company and have provided the vision and leadership that have built CVS Caremark into the successful enterprise that it is today. The Committee believes that the interests of stockholders will be best served if the interests of our senior management are aligned with our stockholders. Providing change-in-control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change-in-control transactions that may be in stockholders’ best interests. The security of competitive change-in-control arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which the Company requires focused and thoughtful leadership to ensure a successful outcome. Accordingly, the Employment Agreements and the CIC Agreements provide certain specified “double trigger” severance benefits to the covered executives in the event of their termination under certain circumstances following a change in control. The Committee believes a “double trigger” severance benefit provision is more appropriate, as it provides an incentive for greater continuity in management following a change in control. “Double trigger” benefits require that two events occur in order for severance to be paid, typically a change in control followed by the executive’s termination of employment. The 2010 ICP allowed for a “single trigger”, however, this was recently amended to a “double trigger”.

The Committee reviews the severance benefits annually with the assistance of its compensation consultant to evaluate both their effectiveness and competitiveness. The review in fiscal 2012 found the current level of benefits to be within competitive norms for design. Details of payments made to the executives upon a change in control and various termination scenarios; provisions for the treatment of equity awards, SERP and other benefits; and estimated payments that would be made to the executives whose employment terminates following a change in control may be found in Payments/(Forfeitures) Under Termination Scenarios beginning on page 50.

Compliance with IRC Section 162(m)

IRC Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer and the three other most highly compensated executive officers at year end, other than the chief financial officer. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Committee’s policy is to generally preserve corporate tax deductions by qualifying as performance-based compensation that is over $1 million which is paid to the NEOs. The Board adopted and stockholders approved the 2010 ICP, which permits annual incentive awards, stock options and certain other LTI plan awards to qualify as performance-based compensation not subject to the limitation on deductibility provided that applicable conditions under Section 162(m) are met. However, maintaining tax deductibility is only one consideration in the design of the compensation program for senior executives. The Committee considers the anticipated tax treatment both to the Company and the executive in its review and approval of compensation grants and awards. The deductibility of some types of compensation payments will be contingent upon the timing of an executive’s vesting or exercise of previously granted rights, and is also subject to amendment or modification based on changes to applicable tax law. The Committee may, from time to time, conclude that certain compensation arrangements are in the best interest of CVS Caremark and its stockholders and consistent with its compensation philosophy and strategy despite the fact that the arrangements might not qualify for tax deductibility. Elements of the executive compensation program that do not comply with the deduction rules of IRC Section 162(m) include base salaries above $1 million and time-vested RSU awards.

Management Planning and Development Committee Report

The Management Planning and Development Committee has reviewed and discussed the Compensation Discussion and Analysis above with management and based on that review and discussion the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

C. David Brown II (Chair)

David W. Dorman

Marian L. Heard

Tony L. White

Summary Compensation Table

The following Summary Compensation Table shows information about the compensation received by the Company’s CEO, CFO and each of our three other most highly compensated executive officers for services rendered in all capacities to the Company during the 2012 fiscal year.

Summary Compensation Table

Name & Principal 2012 Positions (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen- sation ($) (4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($)
Larry J. Merlo President and Chief Executive Officer	2012 2011 2010	1,287,500 1,208,333 938,889	— — —	6,500,004 4,500,026 5,150,031	3,750,001 2,250,002 1,500,001	6,373,092 3,834,020 1,280,000	2,210,254 2,071,265 1,905,802	209,246 211,144 131,890	20,330,097 14,074,790 10,906,613
David M. Denton Executive Vice President and Chief Financial Officer	2012 2011 2010	681,250 606,250 550,000	— — —	2,000,016 1,750,031 1,312,520	1,250,000 1,000,003 937,506	2,098,511 1,168,500 525,000	— — —	32,302 35,942 41,661	6,062,079 4,560,726 3,366,687
Mark S. Cosby Executive Vice President and President – CVS/pharmacy	2012 2011	900,000 300,000	— 1,350,000	1,500,010 5,500,015	750,009 1,500,000	2,592,000 937,000	— —	145,448 7,908	5,887,467 9,594,923
Per G.H. Lofberg Executive Vice President and former President – CVS Caremark Pharmacy Services	2012 2011 2010	900,000 900,000 900,000	— — 1,500,000	— — 7,000,050	3,000,001 2,000,000 5,166,562	3,832,833 4,020,630 1,050,000	— — —	157,376 142,296 25,021	7,890,210 7,062,926 15,641,633
Jonathan C. Roberts Executive Vice President and President – CVS Caremark Pharmacy Services	2012	766,667	—	2,025,074	2,141,742	2,835,034	—	94,906	7,863,423

(1)	Mr. Merlo became President and CEO on March 1, 2011. He was previously President and Chief Operating Officer as well as President – CVS/pharmacy. Mr. Denton was promoted to Executive Vice President and Chief Financial Officer on January 1, 2010. Mr. Cosby joined the Company effective September 1, 2011. Mr. Lofberg joined the Company effective January 1, 2010. Mr. Roberts became President – CVS Caremark Pharmacy Services effective September 1, 2012, replacing Mr. Lofberg in that role. Mr. Roberts was previously Chief Operating Officer – CVS Caremark Pharmacy Services. Mr. Lofberg remains an Executive Vice President of the Company.

(2)	Included in the stock award column is the full fair grant value of all restricted stock unit awards (“RSUs”) made in 2012. Also included is the portion of the LTIP Cycle XI award for performance years 2012 – 2014 (except for Mr. Lofberg, who did not participate) that would be made in non-transferable shares at the target level of performance at the completion of the performance cycles. The amount of the LTIP Cycle XI award that is payable in cash at the completion of the performance cycles will be reported in the 2015 proxy statement. For 2012, the amounts reported with respect to 2012 RSUs and the LTIP Cycle XI award (other than for Mr. Lofberg), respectively, for each of the named executive officers are as follows: for Mr. Merlo, $3,750,004 and $2,750,000; for Mr. Denton, $1,250,016 and $750,000; for Mr. Cosby, $750,010 and $750,000; and for Mr. Roberts, $875,034 and $650,000. For Mr. Roberts, the figure also includes $500,040 for his RSU award granted under the Partnership Equity Program.

(3)	The figures shown are the full fair value on the date of grant. For a discussion of the assumptions and methodologies used to value the stock and option awards, please see the discussion of stock awards and option awards contained in our Annual Report to Stockholders, Notes to Consolidated Financial Statements at Note 11, “Stock Incentive Plans”.

(4)	The figures shown include amounts earned as annual cash incentive awards and the cash portion of the LTIP Cycle IX 2010-2012.

(5)	The amounts reported in this column represent only changes in pension value, as the Company does not pay above-market earnings on deferred compensation. For additional information on the SERP, see “Pension Benefits” beginning on page 47.

(6)	Set forth below is additional information regarding the amounts disclosed in the All Other Compensation column.

All Other Compensation – 2012

Name & Principal 2012 Positions	Perquisites & Other Personal Benefits (a) ($)	Company Contributions to Defined Contribution Plans (b) ($)
Larry J. Merlo President and Chief Executive Officer	46,871	162,375
David M. Denton Executive Vice President and Chief Financial Officer	15,402	16,900
Mark S. Cosby Executive Vice President and President – CVS/pharmacy	132,948	12,500
Per G.H. Lofberg Executive Vice President and former President – CVS Caremark Pharmacy Services	51,896	105,480
Jonathan C. Roberts Executive Vice President and President – CVS Caremark Pharmacy Services	17,373	77,533

(a)	The amounts above reflect the following: for Mr. Merlo, $15,000 for financial planning services, $575 for home security, and $31,296 associated with personal use of company aircraft; for Mr. Denton, $14,177 for financial planning services, $346 for home security, and $879 associated with personal use of company aircraft; for Mr. Cosby, $103,948 associated with relocation expenses and related gross-ups for certain taxable expenses, $15,000 for financial planning services and $14,000 for home security; for Mr. Lofberg, $15,000 for financial planning services, $7,668 for home security and $29,228 associated with personal use of company aircraft; for Mr. Roberts, $15,000 for financial planning services, $1,230 for home security and $1,143 associated with personal use of company aircraft. The Company determines the amount associated with personal use of Company aircraft by calculating the incremental cost to the Company based on the cost of fuel, trip-related maintenance, deadhead flights, crew travel expenses, landing fees, trip-related hangar costs and smaller variable expenses.

(b)	For 2012, this amount includes Company matching contributions to the CVS Caremark Future Fund of $12,500 for each of Messrs. Merlo, Denton, Cosby, Lofberg and Roberts. It also includes Company matching contributions credited to notional accounts in the unfunded Deferred Compensation Plan equal to: for Mr. Merlo $149,875; Mr. Denton, $4,400; Mr. Lofberg, $92,980; and Mr. Roberts, $65,033.

Grants of Plan-Based Awards

This table reflects awards granted under the Company’s annual cash incentive plan for 2012, the LTIP Cycle XI (for the NEOs other than Mr. Lofberg), a Partnership Equity Plan award for Mr. Roberts and the annual equity awards for 2012, which include stock options and RSUs.

Grants of Plan-Based Awards – 2012

Name & Principal 2012 Positions	Award Type	Date of Committee Action	Grant Date	Est. Future Payouts Under Non- Equity Incentive Plan Awards			Est. Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Larry J. Merlo	Stock Options	2/7/2012	4/2/2012								332,736	45.07	3,750,001
President and Chief Executive Officer	Annual RSUs	2/7/2012	4/2/2012							83,204			3,750,004
	Annual Cash			780,000	2,600,000	5,200,000
	LTIP (12-14)	3/7/2012	3/7/2012	1,375,000	2,750,000	5,500,000	30,754	61,507	123,014				2,750,000

David M. Denton	Stock Options	2/7/2012	4/2/2012								110,912	45.07	1,250,000
Executive Vice President and Chief Financial Officer	Annual RSUs	2/7/2012	4/2/2012							27,735			1,250,016
	Annual Cash			262,500	875,000	1,750,000
	LTIP (12-14)	3/7/2012	3/7/2012	375,000	750,000	1,500,000	8,387	16,774	33,548				750,000

Mark S. Cosby	Stock Options	2/7/2012	4/2/2012								66,548	45.07	750,009
Executive Vice President and President – CVS/pharmacy	Annual RSUs	2/7/2012	4/2/2012							16,641			750,010
	Annual Cash			405,000	1,350,000	2,700,000
	LTIP (12-14)	3/7/2012	3/7/2012	375,000	750,000	1,500,000	8,387	16,774	33,548				750,000

Per G.H Lofberg	Stock Options	2/7/2012	4/2/2012								347,343	45.07	3,000,001
Executive Vice President and former President—CVS Caremark Pharmacy Services	Annual Cash			405,000	1,350,000	2,700,000

Jonathan C. Roberts	Stock Options	2/7/2012	4/2/2012								77,639	45.07	875,007
Executive Vice President and President – CVS Caremark Pharmacy Services	Stock Options—PEP	9/4/2012	9/4/2012								108,870	45.93	1,266,735
	Annual RSUs	2/7/2012	4/2/2012							19,415			875,034
	RSUs—PEP	9/4/2012	9/4/2012							10,887			500,040
	Annual Cash			405,000	1,350,000	2,700,000
	LTIP (12-14)	3/7/2012	3/7/2012	325,000	650,000	1,300,000	7,269	14,538	29,076				650,000

(1)	Share numbers determined based on the closing price of our stock on the applicable grant date.

The stock option awards shown above vest in equal installments on the first, second, third and fourth anniversaries of the date of grant and expire in seven years from the date of grant, except for Mr. Lofberg’s options, which vest on December 31, 2013 and Mr. Roberts’ PEP options which vest one-third on each third, fourth and fifth anniversary of the grant date. As described above, the Company’s policy is to establish the exercise price for stock options as the closing price of the Company’s common stock on the grant date. Annual RSU grants typically vest in increments of 50% on the third anniversary of the grant and 50% on the fifth anniversary of the grant. Mr. Roberts’ PEP RSUs will cliff vest on the fifth anniversary of the grant date.

If earned, a portion of the LTIP Cycle XI awards will be reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the relevant year.

Outstanding Equity Awards at Fiscal Year-End

This table reflects stock option and RSU awards granted to the executive officers specified in the table under the Company’s 2010 and 1997 ICPs that were outstanding as of December 31, 2012.

Outstanding Equity Awards at 2012 Year-End

	Stock Option Awards						Stock Awards
Name & Principal 2012 Positions	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Larry J. Merlo President and Chief Executive Officer	4/2/2007	136,089	—	(2)	34.42	4/2/2014	4/1/2008	75,905	(15)	3,670,007
	4/1/2008	144,144	—	(2)	41.17	4/1/2015	4/1/2009	23,132	(12)	1,118,432
	4/1/2009	185,572	—	(2)	28.10	4/1/2016	4/1/2010	41,403	(8)	2,001,835
	4/1/2010	101,992	50,996	(2)	36.23	4/1/2017	4/1/2011	64,360	(10)	3,111,806
	4/1/2011	60,287	180,863	(4)	34.96	4/1/2018	4/2/2012	83,204	(10)	4,022,913
	4/2/2012	—	332,736	(4)	45.07	4/2/2019	3/9/2011				66,040	(11)	3,193,034
							3/7/2012				61,507	(11)	2,973,863

David M. Denton Executive Vice President and Chief Financial Officer	4/2/2007	14,113	—	(2)	34.42	4/2/2014	3/5/2008	1,311	(12)	63,400
	3/5/2008	8,280	4,140	(3)	40.28	3/5/2018	4/1/2009	4,004	(13)	193,593
	4/1/2008	26,811	—	(2)	41.17	4/1/2015	2/17/2010	1,030	(14)	49,801
	4/1/2009	48,178	—	(2)	28.10	4/1/2016	4/1/2010	8,626	(8)	417,067
	4/1/2010	63,745	31,873	(2)	36.23	4/1/2017	4/1/2011	28,605	(10)	1,383,052
	4/1/2011	26,794	80,384	(4)	34.96	4/1/2018	4/2/2012	27,735	(10)	1,340,987
	4/2/2012	—	110,912	(4)	45.07	4/2/2019	3/9/2011				22,013	(11)	1,064,329
							3/7/2012				16,774	(11)	811,023

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	9/1/2011	57,503	115,006	(2)	35.78	9/1/2018	9/1/2011	41,923	(9)	2,026,977
	4/2/2012	—	66,548	(4)	45.07	4/2/2019	4/2/2012	16,641	(10)	804,592
							9/1/2011				27,948	(11)	1,351,286
							3/7/2012				16,774	(11)	811,023

Per G.H. Lofberg Executive Vice President and former President – CVS Caremark Pharmacy Services	1/4/2010	454,830	—	(5)	32.98	1/4/2020
	4/1/2010	101,992	—	(6)	36.23	4/1/2017
	4/1/2011	234,066	—	(5)	34.96	4/1/2018
	4/2/2012	—	347,343	(7)	45.07	4/2/2019

	Stock Option Awards						Stock Awards
Name & Principal 2012 Positions	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Jonathan C. Roberts Executive Vice President and President – CVS Caremark Pharmacy Services	4/2/2007	60,484	—	(2)	34.42	4/2/2014	4/1/2008	15,182	(16)	734,050
	4/1/2008	86,487	—	(2)	41.17	4/1/2015	4/1/2009	4,226	(12)	204,327
	4/1/2009	101,708	—	(2)	28.10	4/1/2016	4/1/2010	5,521	(8)	266,940
	4/1/2010	40,797	20,399	(2)	36.23	4/1/2017	4/1/2011	22,884	(10)	1,106,441
	4/1/2011	21,435	64,308	(4)	34.96	4/1/2018	4/2/2012	19,415	(10)	938,715
	4/2/2012	—	77,639	(4)	45.07	4/2/2019	9/4/2012	10,925	(12)	528,224
	9/4/2012	—	108,870	(3)	45.93	9/4/2022	3/9/2011				19,078	(11)	922,421
							3/7/2012				14,538	(11)	702,912

(1)	The value of the restricted stock units is based on $48.35, which was the closing price of the Company’s stock on December 31, 2012, the last trading day of our fiscal year.

(2)	The stock options vest in one-third increments on each of the first, second and third anniversaries of the date of grant.

(3)	The stock options vest in one-third increments on each of the third, fourth and fifth anniversaries of the date of grant and expire ten years from the date of grant.

(4)	The stock options vest in one-quarter increments on each of the first, second, third and fourth anniversaries of the date of grant.

(5)	The stock options vest on December 31, 2012.

(6)	The stock options vest in one-third increments on each of the first and second anniversaries of the date of grant and on December 31, 2012.

(7)	The stock options vest on December 31, 2013.

(8)	RSUs vest in increments of 50% on the third anniversary of the grant date and on the later of the fifth anniversary of the grant date or the executive’s 55th birthday.

(9)	RSUs vest in one-third increments on each of the grant date and first and second anniversaries of the date of grant.

(10)	RSUs vest in increments of 50% on the third anniversary of the grant date and on the fifth anniversary of the grant date.

(11)	Represents non-transferable shares to be delivered to each of the executives for outstanding LTIP performance cycles in effect for Cycle X (2011-2013) and Cycle XI (2012-2014), assuming in each case that the target level of performance will be achieved.

(12)	RSUs vest on the fifth anniversary of the date of grant.

(13)	RSUs vest on the fourth anniversary of the date of grant.

(14)	RSUs vest one-third on the first, second and third anniversaries of the date of grant.

(15)	For Mr. Merlo the award includes 15,181 restricted stock units granted as part of his annual equity award and 60,724 restricted stock units granted as a retention award, both of which will vest on the fifth anniversary of the grant date.

(16)	For Mr. Roberts the award includes 3,037 restricted stock units granted as part of his annual equity award and 12,145 restricted stock units granted as a retention award, both of which will vest on the fifth anniversary of the grant date.

Option Exercises and Stock Vested

The table below reflects information for the fiscal year ended December 31, 2012 concerning options exercised and vesting of previously granted RSUs and non-transferable shares for each of the executive officers specified in the table. The value of the shares acquired upon exercise of the options and the shares represented by the vesting of RSUs is based on the closing price of our stock on the date of exercise and the date of vesting, respectively.

Option Exercises and Stock Vested – 2012

	Option Awards		Stock Awards
Name & Principal 2012 Positions	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Larry J. Merlo President and Chief Executive Officer	161,359	2,731,229	55,894	2,718,190

David M. Denton Executive Vice President and Chief Financial Officer	11,526	195,539	11,779	589,130

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	—	—	41,923	1,909,593

Per G.H. Lofberg Executive Vice President and former President – CVS Caremark Pharmacy Services	—	—	101,569	4,952,225

Jonathan C. Roberts Executive Vice President and President – CVS Caremark Pharmacy Services	64,546	1,001,433	16,667	822,419

Pension Benefits

The Company has established and maintains the unfunded Supplemental Retirement Plan I for Select Senior Management of the Company (the “SERP”). The SERP is designed to supplement the retirement benefits of selected executives in lieu of a qualified defined benefit plan. Under the SERP’s benefit formula, executives selected for participation (including Mr. Merlo and certain retired executives) will receive an annual benefit commencing on the later of age 55 or retirement, equal to 1.6% of a three-year average of final compensation (as defined in the SERP) for each year of service up to 30 years, with no offset for any amounts provided by the Company’s qualified plans, Social Security or other retirement benefits.

Final compensation for purposes of the SERP benefit formula is the average of the executive’s three highest years of annual salary and annual cash bonus during the last ten years of service. The estimated credited years of benefit service for Mr. Merlo as of the measurement date of December 31, 2012 was 30 years (Mr. Merlo’s years of service are capped at 30, in accordance with the terms of the SERP.) Messrs. Denton, Cosby, Lofberg and Roberts do not participate in the SERP. Benefits under the SERP formula are payable in annual installments for the life of the executive, unless the executive has made an advance election in accordance with plan and IRS rules to have the benefit paid in the form of a lump sum or joint and survivor annuity of equivalent actuarial value. Mr. Merlo has made an election to receive his entire benefit payable on account of termination of employment in the form of a lump sum.

No benefits are payable to an eligible executive until he terminates employment. After termination of employment, SERP benefits are payable (i) immediately, if the executive is age 55 or older at the time of termination, regardless of years of service, or (ii) upon reaching age 55, if the executive is younger than 55 at the time of termination and five or more years of Company service were completed prior to termination. As of the measurement date, only Mr. Merlo was eligible for an immediate benefit.

The accumulated values for the Pension Benefits Table and Summary Compensation Table are based on the benefit accrued as of the measurement date payable as a lump sum commencing on the earliest unreduced retirement age (55) using assumptions which include a 4.00% discount rate and a 3.50% lump sum rate as of December 31, 2012. Mr. Merlo is fully vested in his accrued benefit. For further information regarding pension assumptions, please see the Notes to the Consolidated Financial Statements in our Annual Report to Stockholders for the fiscal year ended December 31, 2012.

The SERP does not allow new members, and the Management Planning and Development Committee has adopted a policy restricting participation in the SERP under the current benefit formula to those executives participating in that plan at the time the policy was adopted. As noted above, only Mr. Merlo currently participates in the SERP.

Pension Benefits – 2012

Name & Principal 2012 Positions	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Larry J. Merlo President and Chief Executive Officer	SERP	30	21,792,523	—

David M. Denton Executive Vice President and Chief Financial Officer	N/A	—	—	—

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	N/A	—	—	—

Per G.H. Lofberg Executive Vice President and former President – CVS Caremark Pharmacy Services	N/A	—	—	—

Jonathan C. Roberts Executive Vice President and President – CVS Caremark Pharmacy Services	N/A	—	—	—

Nonqualified Deferred Compensation

Executive officers and selected members of senior management may participate in the CVS Caremark Deferred Compensation Plan (the “DCP”) and the CVS Caremark Deferred Stock Plan (the “DSP”). The DCP allows participants to defer payment of a portion of their salary and all or a portion of their annual cash incentive (and in the case of executive officers, all or a portion of any LTI plan cash award) to facilitate their personal retirement or financial planning. For participants in the DCP, the Company provides a maximum match of up to 5% of the salary and annual cash incentive deferred, plus an additional match for matching contributions only on amounts that cannot be deferred into qualified 401(k) plans due to IRS plan limits.

The investment crediting options for the DCP mirror those offered for the CVS Caremark Future Fund. Each year, the amount of a participant’s deferred compensation account increases or decreases based on the appreciation and/or depreciation in the value of the investment crediting alternatives selected by the participant. There are no vesting requirements on deferred amounts or earnings on deferred amounts.

Executive officers and selected members of management are eligible to participate in the DSP, in which they may elect to defer settlement of RSUs beyond the scheduled vesting date. Dividend equivalents are reinvested during the deferral period. Messrs. Merlo, Lofberg, and Roberts utilized the DSP to defer portions of their equity-based compensation.

Executive officers are not permitted to defer proceeds of stock option exercises.

The amounts shown in the table below for “Cash” and “Stock” were deferred pursuant to the DCP and the DSP, respectively. Except for Messrs. Cosby and Lofberg, also included in the “Aggregate Balance” column is $3,300,903 due from the Company upon the death of the executive under an unfunded “death benefit only” life insurance arrangement for each executive.

Nonqualified Deferred Compensation – 2012

Name & Principal 2012 Positions	Type	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last FYE ($) (5) (6)
Larry J. Merlo President and Chief Executive Officer	Cash	162,375	149,875	193,883	—	5,249,092
	Stock	3,204,916	—	4,584,896	55,038	29,846,798

David M. Denton Executive Vice President and Chief Financial Officer	Cash	—	4,400	21,478	—	3,483,251
	Stock	—	—	—	—	—

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	Cash	—	—	—	—	—
	Stock	—	—	—	—	—

Per G.H. Lofberg Executive Vice President and former President – CVS Caremark Pharmacy Services	Cash	4,470,630	92,980	541,294	—	7,143,179
	Stock	6,263,228	—	2,833,361	—	9,096,589

Jonathan C. Roberts Executive Vice President and President – CVS Caremark Pharmacy Services	Cash	77,533	65,033	83,455	—	4,199,933
	Stock	130,928	—	189,409	3,787	1,197,393

(1)	The cash contributions are included in amounts shown for 2012 in the Salary column of the Summary Compensation Table as follows: for Mr. Merlo, $64,375; for Mr. Lofberg, $450,000; and for Mr. Roberts, $38,333. All other amounts represent non-equity incentive plan compensation received during 2012. The stock contributions represent deferred settlement of RSUs granted in prior years that vested in 2012.

(2)	All amounts shown are also disclosed in the Summary Compensation Table under All Other Compensation and reflect amounts credited and/or earned in 2012.

(3)	All earnings shown on the Stock line are attributable to dividend equivalents and an increase in the Company’s common stock price.

(4)	All amounts distributed from the DSP include cash dividend payments.

(5)	Includes Death Benefit Only maximum benefits to Messrs. Merlo, Denton, and Roberts.

(6)	The following amounts included in this column have been previously reported in the Summary Compensation Tables of the Company’s annual proxy statement since 2007:

	Cash	Stock
Mr. Merlo	$1,105,820	$5,161,264
Mr. Denton	12,875	—
Mr. Cosby	—	—
Mr. Lofberg	2,035,250	—
Mr. Roberts	—	—

Payments/(Forfeitures) Under Termination Scenarios

The tables below show the amounts that would be received or forfeited by each NEO under various termination scenarios, assuming (i) that the termination occurred on December 31, 2012 and (ii) that amounts that have been paid or are payable in all events, such as the non-equity incentive amounts earned with respect to fiscal year 2012 and disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 41, the amounts payable under the pension plans discussed beginning on page 47, and the amounts in the nonqualified deferred compensation plans discussed beginning on page 48, are not included in the tables below, nor is any amount for stock options that are vested and exercisable as of December 31, 2012.

With respect to the tables below:

■	Messrs. Denton, Cosby, and Lofberg are not eligible for retirement as of December 31, 2012.

■	The amounts paid as base salary upon voluntary termination for Mr. Merlo reflects the Company’s option to continue to pay 50% of the executive’s salary for 18 months in consideration for compliance with a non-competition provision.

■	The option value is determined by multiplying the number of unvested options outstanding as of December 31, 2012 by the difference between the exercise price and $48.35, the closing price on December 31, 2012, the last trading day of the Company’s fiscal year. Generally, the grant agreements provide for the following post-termination exercise periods, but in no case will the post-termination exercise period be longer than the original option term:

■	In the case of termination due to death, during the one-year period following termination;

■	In the case of constructive termination without cause prior to a change in control of the Company (a “CIC”), during the severance period;

■	In the case of constructive termination without cause after a CIC, during the remainder of the option term; and

■	In the cases of termination for cause or voluntary termination, generally there is no post-termination exercise period.

■	The value of the RSUs is determined by multiplying the number of RSUs as of December 31, 2012 by the closing price on that date, $48.35, which was the last trading day of the Company’s fiscal year.

■	Upon a CIC and subsequent termination of employment by executive, all outstanding unvested stock options will vest in full and restrictions will lapse on all RSUs.

■	The value of LTIP cycles assumes pro-rated payments are made for outstanding LTIP Cycle X (two-thirds; years 2011 – 2013), LTIP Cycle XI (one-third; years 2012 – 2014) in which case all outstanding performance cycles are assumed to be achieved at target and the value of payments are made at target.

In the event of his covered termination prior to a CIC, Mr. Merlo would receive a cash severance payment equal to two times the sum of his annual base salary and his then-current annual cash incentive at target. In the event of a covered termination following a CIC, Mr. Merlo would receive a cash severance payment equal to three times the sum of his annual base salary and his then-current annual cash incentive at target, but under his amended employment contract such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give Mr. Merlo a better after-tax result. Mr. Merlo meets the requirements for retirement as described in the Approved Early Retirement definition of his Employment Agreement, but without Board approval any voluntary termination by him would not be deemed a retirement.

Larry J. Merlo President and Chief Executive Officer	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)	Approved Early Retirement ($)
Severance Value
Base Salary	—	—	975,000	2,600,000	3,900,000	—
Bonus	—	—	—	5,200,000	7,800,000	—

Immediate Vesting of Equity
Value of Options	4,131,201	(4,131,201)	(4,131,201)	4,131,201	4,131,201	4,131,201
Value of RSUs	13,924,993	(13,924,993)	(13,924,993)	13,924,993	13,924,993	13,924,993
Value of LTIP Cycles	4,833,333	(4,833,333)	(4,833,333)	4,833,333	10,000,000	4,833,333

Benefits and Other
Health Insurance	—	—	—	25,236	37,854	—
SERP	—	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—	—

Total	22,889,527	(22,889,527)	(21,914,527)	30,714,763	39,794,048	22,889,527

In the event of his termination prior to a CIC, Mr. Denton is eligible for severance payments, provided that he executes a separation agreement with the Company that includes, among other things, standard restrictive covenants regarding non-competition and non-solicitation of customer and employees. In the event Mr. Denton is terminated by the Company without cause prior to a CIC, he is eligible to receive 18 months of base salary as severance, paid in equal monthly installments over 18 months, in consideration for a general release of claims and compliance with various restrictive covenants, including non-competition and non-solicitation provisions. Mr. Denton has entered into a CIC Agreement with the Company that specifies payments that would be made to him in the event of a CIC. In the event of his covered termination, he would receive a cash severance payment equal to one and one-half times the sum of his annual base salary and his then-current annual cash incentive at target, but under his amended CIC Agreement such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give Mr. Denton a better after-tax result.

David M. Denton Executive Vice President and Chief Financial Officer	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	—	1,050,000	1,050,000
Bonus	—	—	—	—	1,312,500

Immediate Vesting of Equity
Value of Options	1,859,844	(1,859,844)	(1,859,844)	1,408,863	1,859,844
Value of RSUs	3,447,900	(3,447,900)	(3,447,900)	1,206,853	3,447,900
Value of LTIP Cycles	1,500,000	(1,500,000)	(1,500,000)	1,500,000	3,000,000

Benefits and Other
Health Insurance	—	—	—	18,300	18,300
SERP	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	6,807,744	(6,807,744)	(6,807,744)	5,184,016	10,688,544

In the event of his covered termination prior to a CIC, Mr. Cosby is eligible for severance payments, provided that he executes a separation agreement with the Company that includes, among other things, standard restrictive covenants regarding non-competition and non-solicitation of customers and employees. In the event Mr. Cosby’s Employment Agreement is terminated by the Company without cause or by Mr. Cosby for good reason, he is eligible to receive 18 months of base salary as severance, paid in equal monthly installments over 18 months, in consideration for a general release of claims and compliance with various restrictive covenants, including non-competition and non-solicitation provisions. Mr. Cosby has entered into a CIC Agreement with the Company that specifies payments that would be made to him in the event of a CIC. In the event of his covered termination, he would receive a cash severance payment equal to one and one-half times the sum of his annual base salary and his then-current annual cash incentive at target, but under his CIC Agreement such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give Mr. Cosby a better after-tax result.

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	—	1,350,000	1,350,000
Bonus	—	—	—	—	2,025,000

Immediate Vesting of Equity
Value of Options	1,663,903	(1,663,903)	(1,663,903)	1,072,937	1,663,903
Value of RSUs	2,831,569	(2,831,569)	(2,831,569)	2,026,977	2,831,569
Value of LTIP Cycles	1,833,333	(1,833,333)	(1,833,333)	1,833,333	3,500,000

Benefits and Other
Health Insurance	—	—	—	17,361	17,361
SERP	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	6,328,805	(6,328,805)	(6,328,805)	6,300,608	11,387,833

In the event of his covered termination prior to a CIC, Mr. Lofberg is eligible for severance payments, provided that he executes a separation agreement with the Company that includes, among other things, standard restrictive covenants regarding non-competition and non-solicitation of customers and employees. In the event Mr. Lofberg’s Employment Agreement is terminated by the Company without cause or by Mr. Lofberg for good reason, he is eligible to receive 12 months of base salary as severance, paid in equal monthly installments over 12 months, in consideration for a general release of claims and compliance with various restrictive covenants, including non-competition and non-solicitation provisions. Mr. Lofberg has entered into a CIC Agreement with the Company that specifies payments that would be made to him in the event of a CIC. In the event of his covered termination, he would receive a cash severance payment equal to one and one-half times the sum of his annual base salary and his then-current annual cash incentive at target, but under his CIC Agreement such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give Mr. Lofberg a better after-tax result.

Per G.H. Lofberg Executive Vice President and former President – CVS Caremark Pharmacy Services	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	—	900,000	1,350,000
Bonus	—	—	—	—	2,025,000

Immediate Vesting of Equity
Value of Options	1,139,285	(1,139,285)	(1,139,285)	1,139,285	1,139,285
Value of RSUs	—	—	—	—	—
Value of LTIP Cycles	—	—	—	—	—

Benefits and Other
Health Insurance	—	—	—	4,682	7,024
SERP	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	1,139,285	(1,139,285)	(1,139,285)	2,043,967	4,521,309

In the event of his termination prior to a CIC, Mr. Roberts is eligible for severance payments, provided that he executes a separation agreement with the Company that includes, among other things, standard restrictive covenants regarding non-competition and non-solicitation of customer and employees. In the event Mr. Roberts is terminated by the Company without cause prior to a CIC, he is eligible to receive 18 months of base salary as severance, paid in equal monthly installments over 18 months, in consideration for a general release of claims and compliance with various restrictive covenants, including non-competition and non-solicitation provisions. Mr. Roberts has entered into a CIC Agreement with the Company that specifies payments that would be made to him in the event of a CIC. In the event of his covered termination, he would receive a cash severance payment equal to one and one-half times the sum of his annual base salary and his then-current annual cash incentive at target, but under his amended CIC Agreement such cash severance would be reduced to avoid the excise tax under IRC Section 280G if that would give Mr. Roberts a better after-tax result.

Jonathan C. Roberts Executive Vice President and President – CVS Caremark Pharmacy Services	Death ($)	Termination for Cause ($)	Voluntary Termination ($)	Termination w/o Cause or Constructive Termination w/o Cause Prior to CIC ($)	Termination w/o Cause or Constructive Termination w/o Cause After CIC ($)
Severance Value
Base Salary	—	—	—	1,350,000	1,350,000
Bonus	—	—	—	—	2,025,000

Immediate Vesting of Equity
Value of Options	1,626,441	(1,626,441)	(1,626,441)	1,020,377	1,626,441
Value of RSUs	3,778,697	(3,778,697)	(3,778,697)	1,625,068	3,778,697
Value of LTIP Cycles	1,300,000	(1,300,000)	(1,300,000)	1,300,000	2,600,000

Benefits and Other
Health Insurance	—	—	—	18,734	18,734
SERP	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	6,705,138	(6,705,138)	(6,705,138)	5,314,179	11,398,872

ITEM  1:  ELECTION OF DIRECTORS

Our Board of Directors has nominated 9 directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected and qualified.

Each director is elected by a majority of the votes cast with respect to that director’s election (at a meeting for the election of directors at which a quorum is present) by the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes are not counted as votes cast with respect to the election of directors.

In accordance with the Company’s by-laws, each nominee who is a current director has submitted an irrevocable resignation, which resignation becomes effective upon (i) that person not receiving a majority of the votes cast in an uncontested election, and (ii) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for that purpose. The Board, acting on the recommendation of its Nominating and Corporate Governance Committee (the “Committee”), will no later than at its first regularly scheduled meeting following certification of the stockholder vote, determine whether to accept the resignation of the unsuccessful incumbent. Absent a determination by the Board that a compelling reason exists for concluding that it is in the best interests of the Company for an unsuccessful incumbent to remain as a director, the Board will accept that person’s resignation.

In recognition of the fact that the selection of qualified directors is complex and crucial to the long-term success of the Company, the Committee has established guidelines for the identification and evaluation of candidates for membership on the Company’s Board of Directors. Those guidelines are included in this proxy statement as Exhibit A. When considering current directors for re-nomination to the Board, the Committee takes into account the performance of each director. The Committee also reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, diversity, judgment, character, reputation, age, skills, background and experience. The Committee believes that the Board, as currently constituted, is well-balanced and that it fully and effectively addresses the Company’s needs. All of our nominees are seasoned leaders, the majority of whom are or were chief executive officers or other senior executives, who bring to the Board skills and qualifications gained during their tenure at a vast array of public companies, private companies, non-profits and other organizations. We have indicated below for each nominee certain of the experience, qualifications, attributes or skills that led the Committee and the Board to conclude that the nominee should continue to serve as a director.

Biographies of our Board Nominees

C. David Brown II	Director since March 2007	Age 61

Mr. Brown has been Chairman of Broad and Cassel, a Florida law firm, since March 2000. From 1989 until March 2000, he was Managing Partner of the Orlando office of the firm. He is also a director of Rayonier, Inc., a real estate development, timberland management and cellulose production company. Mr. Brown previously served on the board of Caremark Rx, Inc. from March 2001 until the closing of the CVS/Caremark merger, when he became a director of CVS Caremark. Mr. Brown’s legal expertise and experience are valued by the Board, as is his ability to analyze and interpret complex issues and facilitating Board engagement. The Board believes that Mr. Brown’s experience adds knowledge and leadership depth to the Board.

David W. Dorman	Director since March 2006	Age 59

Mr. Dorman has been the Chairman of the Board of CVS Caremark Corporation since May 2011. He has also served as Lead Director of Motorola Solutions, Inc. (formerly Motorola, Inc.), a communications products company, since May 2011, and was Non-Executive Chairman of the Board of Motorola from May 2008 through May 2011. From October 2006 through April 2008, he was a Managing Director and Senior Advisor with

Warburg Pincus LLC, a global private equity firm. From November 2005 until January 2006, Mr. Dorman served as President and a director of AT&T Inc., a telecommunications company (formerly known as SBC Communications). Mr. Dorman is also a director of Yum! Brands, Inc., a quick service restaurant company. Mr. Dorman’s experience in leading large companies, beginning with Sprint and later Pacific Bell and AT&T, lends a perspective and skill set that is greatly valued by the Board. His business background of growing companies is in line with and useful to our business strategy. The Board believes that Mr. Dorman’s experience leading the boards of AT&T and Motorola make him well-suited to be the Company’s Chairman.

Anne M. Finucane	Director since January 2011	Age 60

Ms. Finucane has been the Global Strategy and Marketing Officer for Bank of America Corporation (“BOA”), an international financial services company, since 2006 and has been Northeast Market President for BOA since 2004. During her fifteen-plus years as a senior leader at BOA and its legacy firms, Ms. Finucane has served as senior advisor to four chief executive officers and the Board of Directors, with a focus on corporate strategy and public policy creation and implementation. Ms. Finucane oversees marketing, public policy, government affairs, consumer policy and corporate social responsibility, leading BOA’s engagement and positioning on global and domestic policies and issues, current and proposed legislation and other public affairs issues affecting BOA and the financial services industry. Ms. Finucane’s experience in the financial services industry and government affairs provides the Board with valuable insight in those key areas.

Kristen Gibney Williams	Director since March 2007	Age 64

Ms. Gibney Williams is a former executive of the Prescription Benefits Management Division of Caremark International Inc. and its predecessors, including service as General Manager and as President from 1986 until June 1993 and as Corporate Vice President from June 1993 until her retirement in January 1997. Ms. Gibney Williams previously served on the board of Caremark Rx, Inc. from February 1999 until the closing of the CVS/Caremark merger, when she became a director of CVS Caremark. Ms. Gibney Williams helped to found the Caremark PBM and was head of its operations for over ten years, so her experience and expertise in the pharmacy benefit services area is an extremely valuable resource to the Board. She also has over ten years of experience on the Board and the Audit Committees of Caremark and CVS Caremark.

Larry J. Merlo	Director since May 2010	Age 57

Mr. Merlo has been the Chief Executive Officer of CVS Caremark Corporation since March 2011 and President of CVS Caremark Corporation since May 2010. Mr. Merlo formerly served as Chief Operating Officer of CVS Caremark Corporation from May 2010 through March 2011 and was President of CVS/pharmacy from January 2007 through January 2010; and Executive Vice President of CVS Caremark Corporation from January 2007 to May 2010. Mr. Merlo has been with CVS and its subsidiaries for more than 30 years, and provides the Board with invaluable experience and insight into the retail drugstore and health care industries.

Jean-Pierre Millon	Director since March 2007	Age 62

Mr. Millon is the retired former President and Chief Executive Officer of PCS Health Systems, Inc. (“PCS”). Mr. Millon joined PCS in 1995, where he served as President and Chief Executive Officer from June 1996 until his retirement in September 2000. He has also served as a director of InfuSystems Holdings, Inc., a provider of pumps, supplies and support to oncology practices and clinics, until his resignation from that board in April 2012, and served as a director of Cypress Bioscience, Inc., a biotechnology company, until his resignation from that board in August 2010. Mr. Millon previously served on the board of Caremark Rx, Inc. from March 2004, upon Caremark’s acquisition of AdvancePCS, and as a director of AdvancePCS (which resulted from the merger of PCS and Advance Paradigm, Inc.) beginning in October 2000. He became a director of CVS Caremark upon the closing of the CVS/Caremark merger. Mr. Millon has ten years of financial management experience and 15 years of general functional management experience, including strategic planning experience specific to pharmacy benefit management companies as the former head of PCS. He also has extensive venture capital and public company board experience.

Richard J. Swift	Director since September 2006	Age 68

Mr. Swift is the former Chairman of the Board, President and Chief Executive Officer of Foster Wheeler Ltd., an international engineering and construction firm, having served in those positions from April 1994 until his retirement in October 2001. Mr. Swift also served as a member and as Chairman of the Financial Accounting Standards Advisory Council (“FASAC”) from 2002 until his retirement from FASAC in December 2006. Mr. Swift is also a director of Public Service Enterprise Group Incorporated, an energy company, Ingersoll-Rand plc, a diversified industrial company, Kaman Corporation, a diversified manufacturer and distributor, and Hubbell Incorporated, an electrical and electronic products company. The Board greatly values Mr. Swift’s financial expertise, including his experience at FASAC and with various public company boards and audit committees for over 30 years of combined service. Mr. Swift is an audit committee financial expert and his accounting and financial skills are important to the oversight of our financial reporting, enterprise and operational risk management.

William C. Weldon	Director since March 2013	Age 64

Mr. Weldon is the former Chairman of the Board and Chief Executive Officer of Johnson & Johnson, a global developer and manufacturer of health care products, having served in those positions from 2002 until his retirement as Chief Executive Officer in April 2012 and his retirement from the board in December 2012. Mr. Weldon previously served in a variety of senior executive positions during his 41-year career with Johnson & Johnson. Mr. Weldon is also a director of JPMorgan Chase & Co., a global financial services company. Mr. Weldon’s experience in managing a complex global health care company and his deep knowledge of the worldwide health care market across multiple sectors makes him extremely well suited to serve on our Board. His background in international business management and operating in the highly-regulated health care industry is also greatly valued by the Board.

Tony L. White	Director since March 2011	Age 66

Mr. White is the former Chairman of the Board, President and Chief Executive Officer of Applied Biosystems, Inc. (formerly Applera Corporation), a developer, manufacturer and marketer of life science systems and genomic information products, having served in those positions from September 1995 until his retirement in November 2008. Mr. White is also a director of Ingersoll-Rand plc, a diversified industrial company, and C.R. Bard, Inc., a company that designs, manufacturers, packages, distributes and sells medical, surgical, diagnostic and patient care devices. Mr. White’s wealth of management experience in the life sciences and health care industries, including over 13 years as Chairman and CEO of an advanced-technology life sciences company and 26 years in various management positions at Baxter International, Inc., a provider of medical products and services, makes him well qualified to serve as a director of CVS Caremark.

The Board of Directors unanimously recommends a vote FOR the election of all nominees.

ITEM  2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors (the “Committee”) has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2013, and recommended to our full Board of Directors that it approve that appointment. We are submitting the appointment by the Committee to you for your ratification.

Fees of Principal Accounting Firm

The following table summarizes the fees paid to Ernst & Young for services rendered during fiscal 2012 and 2011.

	Fiscal Year Ended 12/31/12	Fiscal Year Ended 12/31/11
Audit Fees (1)	$6,473,543	$6,058,000
Audit Related Fees (2)	$2,264,650	$1,531,824
Tax Fees (3)	$884,736	$468,270
All Other Fees	—	—

(1)	Represents the aggregate fees and expenses billed for the audit of our consolidated financial statements and the audit of our internal control over financial reporting for the fiscal year, the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of our insurance captives, services provided in connection with statutory and regulatory filings for the fiscal year, and consultations on technical matters.

(2)	Represents the aggregate fees billed for audit and other services that are typically performed by auditors, including audits of our employee benefit plans and charitable foundations, and procedures performed and reports issued in support of Service Organization Control Reports.

(3)	Represents the aggregate fees billed for tax compliance, consulting and related services.

Fee Approval Policy

All audit services, audit-related services and tax services were pre-approved by the Committee. The Committee has considered whether Ernst & Young’s provision of services is compatible with maintaining Ernst & Young’s independence. The Committee’s audit approval policy provides for pre-approval of audit, audit-related and tax services that are specifically described on an annual basis to the Committee and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, so long as such pre-approvals are reported to the full Committee at its next scheduled meeting.

Representatives of Ernst & Young will be at the Annual Meeting to answer your questions and will have the opportunity to make a statement if they so desire.

If you do not ratify the appointment of Ernst & Young, the Committee will reconsider its appointment. Even if you do ratify the appointment, the Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of the Company and the stockholders.

The Board of Directors unanimously recommends a vote FOR this proposal.

ITEM  3:  PROPOSAL TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, CVS Caremark is asking its stockholders to provide advisory approval of the compensation paid to our named executive officers (“NEOs”), as described in the Compensation Discussion and Analysis (“CD & A”) and the Executive Compensation section of this proxy statement. As an advisory vote, this proposal is not binding upon the Company. However, the Management Planning and Development Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote in connection with its ongoing evaluation of the Company’s executive compensation program.

At CVS Caremark, our executive compensation philosophy and practice reflects our strong commitment to paying for performance – both short- and long-term. Performance is defined as the achievement of results against our challenging internal financial targets, which take into account relative financial measures of our external peer group as well as industry and market conditions. We believe that our multi-faceted executive compensation plans, with their integrated focus on short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded.

2012 was a very strong performance year for the Company with record net revenues of $123.1 billion and healthy profitable growth in all of the businesses. The Company believes its efforts during the past three years set the stage for our 2012 results and continued strong performance in the future. CVS Caremark performed favorably against our peer group on several critical measures including revenue, operating income and EPS growth along with a total shareholder return of 20.3%. The positive results of 2012 are reflected in the 2012 Management Incentive Plan payouts to our NEOs. However, the performance challenges in 2010 through 2011 are reflected in the three year long-term incentive plan performance results. Consistent with our pay-for-performance philosophy and the terms of our incentive plans, incentive compensation paid to our NEOs under the three-year Long-Term Incentive Plan (“LTIP”) reflects the below-target performance results.

The Company’s significant actions in 2012 include:

■	Holding our second say-on-pay vote, resulting in nearly 95% of our stockholders supporting our executive pay programs.

■	Amending the existing employment and change in control agreements with a number of our NEOs, to eliminate an excise tax gross-up in the event of a change in control.

■	Converting the provisions in the 2010 Incentive Compensation Plan (“2010 ICP”) that allowed for the immediate vesting of equity awards in connection with a change in control from a “single” to a “double trigger”.

■	Eliminating share recycling provisions in the 2010 ICP.

■	Adding an additional measure – total shareholder return – to our LTIP to complement the return on net assets measure and to demonstrate our commitment to linking pay and performance. We continue to believe that return on net assets is an important and appropriate focus, as successful management of our working capital in the near to medium-term is expected to help drive sustained stockholder value. In addition, we believe including total shareholder return as a measure will result in executive awards that reflect the market’s view of our achievements and further align executive pay with satisfaction of stockholder objectives.

We urge stockholders to read the CD & A beginning on page 17 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 41 through 55, which provide detailed information on the compensation of our NEOs. The Management Planning and Development Committee and the Board of Directors believe that the policies and procedures articulated in the CD & A are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has contributed to the Company’s long-term success.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the CVS Caremark executive officers named in the Summary Compensation Table, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

The Board of Directors unanimously recommends a vote FOR this proposal.

ITEM  4:  PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY’S 2007 EMPLOYEE STOCK PURCHASE PLAN TO ADD SHARES TO THE PLAN

In 2007, the Company’s stockholders approved an employee stock purchase plan (the “2007 ESPP”) under which 15 million shares of its common stock were authorized for sale to participating employees. Following stockholder approval of the 2007 ESPP in May 2007, by a vote of over 97% in favor, offerings have been made every six months on approximately January 1 and July 1 of each year. The Company believes this program plays an important role in encouraging stock ownership by employees and thereby providing an incentive for employees to contribute to the Company’s continued profitability and success.

As of March 7, 2013, there were approximately 2,409,815 shares available for future offerings (including the offering period that is presently open), which is not sufficient for the program to continue beyond 2013 given the average usage rate of approximately 1.2 million shares per offering period. In order to continue this valuable program, on March 6, 2013, the Board of Directors adopted an amendment to the 2007 ESPP to authorize an additional 15 million shares of common stock for issuance under the 2007 ESPP, subject to approval by our stockholders. The 2007 ESPP provides a means for our employees to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of CVS common stock. All employees participating in the 2007 ESPP have equal rights and privileges. Under the 2007 ESPP, eligible participants are able to purchase shares at a price not less than the lesser of 85% of the fair market value of CVS Caremark common stock at the beginning of an offering period or 85% of the fair market value of CVS Caremark common stock at the end of the offering period. The “fair market value” is the closing price of CVS Caremark common stock as reported on the New York Stock Exchange on the day in question, or the last prior trading day if that day is not a trading day. The Board believes the 2007 ESPP offers a convenient means for such employees who might not otherwise own CVS Caremark common stock to purchase and hold common stock, and that the discounted sale feature of the 2007 ESPP provides a meaningful inducement to participate. The Board believes that employees’ continuing economic interest, as stockholders, in the performance and success of CVS Caremark will enhance the entrepreneurial spirit of the Company, which can greatly contribute to its long-term growth and profitability. The 2007 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2007 ESPP

The 2007 ESPP, as amended, is set forth in full as Exhibit D to this proxy statement. The following description of the material features of the 2007 ESPP is qualified in its entirety by reference to Exhibit D.

As amended, the maximum number of shares that may be purchased under the 2007 ESPP is 30 million shares, subject to appropriate adjustment in the case of any stock split or reverse stock split, stock dividend, combination, reclassification, or other extraordinary corporate event affecting CVS Caremark common stock. Shares delivered under the 2007 ESPP will be either authorized but unissued shares or shares acquired by the Company in the open market. The amendment of the 2007 ESPP adds 15 million shares to the previously authorized 15 million shares.

The 2007 ESPP is to be administered by a committee of two or more directors designated by the Board of Directors, except to the extent the full Board elects to administer the 2007 ESPP. The Board or such committee has authority to interpret the 2007 ESPP, construe terms, adopt rules and regulations, prescribe forms, and make all determinations under the 2007 ESPP. The Board has designated its Management Planning and Development Committee, which is presently comprised of four independent directors, to administer the 2007 ESPP.

Any employee of the Company or any designated subsidiary is eligible to participate in the 2007 ESPP upon completing six months of service, excluding any employee who owns five percent or more of the total combined voting power or value of all outstanding shares of all classes of securities of CVS Caremark or any subsidiary. Approximately 181,000 Company employees currently are eligible to participate in the 2007 ESPP.

An eligible employee may enroll for an offering period by filing an enrollment form with the Company before the commencement of the offering period. After initial enrollment in the 2007 ESPP, the employee is automatically re-enrolled in the 2007 ESPP for subsequent offering periods unless he or she files a notice of withdrawal before such offering period begins, terminates employment, or otherwise becomes ineligible to participate.

Upon enrollment in the 2007 ESPP, the employee must elect a rate at which he or she will make payroll contributions for the purchase of CVS Caremark common stock. An employee may elect to make contributions in an amount not less than 1% nor more than 15% of such employee’s compensation, as defined in the 2007 ESPP, although an employee’s contributions will be adjusted downward to the extent necessary to ensure that he or she will not purchase during any calendar year CVS Caremark common stock that has a fair market value in excess of $25,000. The fair market value is determined as of the first day of each offering period and prior to applying the 15% discount. All employee contributions will be made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect until modified by the participant, except that an employee may not increase his or her previously elected contribution rate during an offering period and, unless otherwise authorized by the Committee, may elect to decrease his or her previously elected contribution rate no more than once during a given offering period. No additional contributions are permitted by a participant during a given offering period if his or her contribution rate is reduced to zero.

The contributions of an employee are credited to an account maintained on behalf of such employee. The 2007 ESPP provides that each “offering period” means the approximately six-month period commencing on the first trading day after January 1 and July 1 each year and terminating on the last trading day in the following June and December. The committee may change the beginning date, ending date, and duration of offering periods on a prospective basis without stockholder approval, provided that offering periods will in all cases comply with applicable limitations under Section 423 of the Code.

As described above, the Company sells shares directly to the custodian for employees’ accounts at a price not less than the lesser of 85% of the fair market value of CVS Caremark common stock at the beginning of the offering period or 85% of the fair market value of CVS Caremark common stock at the end of the offering period. Shares purchased under the 2007 ESPP are credited to the accounts maintained by the custodian for each participant based upon the cost of all shares purchased. The custodian is currently Computershare. No interest is credited on payroll contributions pending investment in CVS Caremark common stock. Cash dividends paid on CVS Caremark common stock credited to participants’ accounts are automatically reinvested in additional shares by the custodian, either through purchases in the market or directly from the Company (no discounts will apply to such dividend reinvestment purchases), and stock dividends paid in respect of shares of CVS Caremark common stock credited to participants’ accounts will be credited to such accounts.

Participants have the exclusive right to vote or direct the voting of shares credited to their accounts, but are not permitted to withdraw, transfer, or sell their shares during the first eighteen months after the first day of an offering period for which the shares were acquired except in the case of a personal hardship or the death of a Participant. Participants’ rights under the 2007 ESPP are nontransferable except pursuant to the laws of descent and distribution.

A participant’s enrollment in the 2007 ESPP may be terminated at any time, effective the first day of the month following the filing of a notice of termination of enrollment, provided the termination notice is received by the Company by the last business day prior to the fifteenth day of a month. Termination notices received on the fifteenth day of the month or later will take effect on the first day of the next month. Enrollment also terminates upon termination of a participant’s employment by the Company and its subsidiaries. The custodian continues to hold CVS Caremark common stock for the account of such a participant until the participant sells or withdraws the common stock. No refunds from a participant’s cash account are permitted except upon termination of enrollment due to termination of employment.

The Company pays costs and expenses incurred in the administration of the 2007 ESPP and maintenance of accounts, and pays brokerage fees and commissions for purchases. The Company does not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees by the custodian for withdrawals of share certificates and other specified services. The custodian is responsible for furnishing account statements to participants.

The Board of Directors may terminate or amend the 2007 ESPP without further stockholder approval, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which CVS Caremark common stock is then quoted or listed, or if such stockholder approval is necessary in order for the 2007 ESPP to continue to meet the requirements of Section 423 of the Code. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the plan or broaden eligibility. The 2007 ESPP will continue until terminated by action if the Board, although as noted above, the number of shares authorized under the 2007 ESPP is limited. In the event our stockholders do not approve the proposed amendment, the 2007 ESPP will be terminated when the shares originally approved for issuance by the stockholders in May 2007 are exhausted.

On March 7, 2013, the last reported sale price of CVS Caremark common stock on the New York Stock Exchange was $52.09 per share.

Federal Income Tax Consequences

Rights to purchase shares under the 2007 ESPP are intended to constitute “options” issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code. The Company believes that under present law the following Federal income tax consequences would generally result under the 2007 ESPP:

(1) No taxable income results to the participant upon the grant of a right to purchase or upon the purchase of shares for his or her account under the 2007 ESPP (although the amount of a participant’s payroll contributions under the 2007 ESPP will be taxable as ordinary income to the participant).

(2) If the participant disposes of shares within two years after the first day of an offering period with respect to which he or she purchased the shares or within one year after the purchase date, then at that time the participant will recognize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant’s payroll deductions used to purchase the shares. The participant will be considered to have disposed of a share if the participant sells, exchanges, makes a gift or transfers (except by death) legal title to the share.

(3) If the participant disposes of shares more than two years after the first day of an offering period with respect to which he or she purchased the shares and more than one year after the purchase date, then at the time the participant disposes of the shares he or she will recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant’s payroll deductions used to purchase the shares, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant’s payroll deductions used to purchase the shares.

(4) In addition, the participant will recognize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of CVS Caremark common stock and the participant’s basis in the common stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).

(5) If the statutory holding periods described in (2) and (3) above are satisfied, the Company will not receive any deduction for federal income tax purposes with respect to any discount in the sale price of CVS Caremark common stock applicable to such participant. If such statutory holding periods are not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

(6) Dividends, if any, on shares purchased pursuant to the 2007 ESPP will be taxable as dividend income in the year paid.

The foregoing provides only a general description of the application of Federal income tax laws to the 2007 ESPP. The summary does not address the effects of other Federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

Plan Benefits

Participation in the 2007 ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the 2007 ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2007 ESPP. However, the table below sets forth certain information regarding the number of shares of CVS Caremark common stock purchased during fiscal year 2012 pursuant to our 2007 ESPP by each of (i) the named executive officers identified in the “Executive Compensation—Summary Compensation Table” contained in this proxy statement, (ii) all current executive officers as a group, and (iii) all employees, other than executive officers, as a group. Non-executive members of our Board are not eligible to participate in the 2007 ESPP.

Purchases Under Our 2007 ESPP During Fiscal Year 2012

Name & Principal 2012 Positions	Shares Purchased (#)
Larry J. Merlo President and Chief Executive Officer	58

David M. Denton Executive Vice President and Chief Financial Officer	631

Mark S. Cosby Executive Vice President and President – CVS/pharmacy	—

Per G.H. Lofberg Executive Vice President and former President – CVS Caremark Pharmacy Services	—

Jonathan C. Roberts Executive Vice President and President – CVS Caremark Pharmacy Services	86

Executive Officers as a Group (13 persons)	1,573

Employee Group, excluding Executive Officers (16,765 persons)	1,820,427

In 2012, participants in the 2007 ESPP purchased 1,822,000 shares for a total purchase price of $68,879,762.

The Board of Directors unanimously recommends a vote FOR approval of the 2007 ESPP, as amended.

ITEM  5:  PROPOSAL TO AMEND THE COMPANY’S CHARTER TO REDUCE THE VOTING THRESHOLDS IN THE FAIR PRICE PROVISION

Our Board of Directors (the “Board”) is asking the Company’s stockholders to approve a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) that would amend Article FIFTH of the Charter. The text of Article FIFTH, as proposed to be amended, is attached to this proxy statement as Exhibit E. Article FIFTH contains what is commonly referred to as a “fair price provision.” Other than with respect to Article FIFTH, the Charter does not contain any voting threshold that requires more than the minimum vote required by applicable law.

Under Article FIFTH, any Business Combination (as defined in the Charter to include any merger, consolidation, sale or lease of a substantial amount of the assets of the Company; issuance of securities; or any loan or guarantee) that involves a Related Person (as defined in the Charter as a person other than the Company or a wholly owned subsidiary that beneficially owns an aggregate of 10% or more of the outstanding voting stock of the Company, or an affiliate or associate of any such person) must be approved by the affirmative vote of at least 66 2/3% of the outstanding voting stock held by stockholders other than the Related Person, unless (i) the proposed transaction is approved by at least 66 2/3% vote of the Continuing Directors (as defined in the Charter) or (ii) the value of the consideration to be paid to the Company’s stockholders meets certain minimum requirements and certain other requirements are satisfied. Article FIFTH also provides that the affirmative vote of at least 66 2/3% of the outstanding shares of voting stock is required to amend, alter or repeal any provision inconsistent with this Article.

The intent of the fair price provision is to help the Company defend against certain kinds of potentially coercive tender offers. In this type of takeover, a potential acquirer commences a tender offer for the shares needed to gain a substantial stake in or control of a company, and then seeks to effect a transaction with the company to obtain the remaining shares at a lower price or for less favorable consideration (or certain other types of transactions covered within the definition of Business Combination). This creates pressure on stockholders to accept the initial tender offer, even if they believe the price is inadequate. The fair price provision is not designed to prevent a takeover, but instead to encourage a potential acquirer to negotiate with the Board to ensure all stockholders receive adequate consideration for their shares (or that other potential types of transactions occur on fair terms).

The Board has carefully considered the advantages and disadvantages of maintaining the 66 2/3% voting requirements in the fair price provision in the Charter. The Board recognizes that the fair price provision is designed to seek to ensure that minority stockholders obtain the best price for their shares in a takeover situation (and that other potential types of transactions with a Related Person occur on fair terms). At the same time, the Board understands that eliminating supermajority voting requirements is considered to be a best practice in corporate governance and Delaware state law already provides a similar, although less protective, fair price provision. The Board also considered that even without the 66 2/3% voting requirements in Article FIFTH of the Charter, the fair price provision remains in the Charter and continues to work to encourage a potential acquirer to negotiate with the Board to ensure all stockholders receive adequate consideration for their shares (and that other potential types of transactions with a Related Person occur on fair terms).

Therefore, the Board has determined that it is appropriate to ask stockholders to amend this provision by reducing each of the 66 2/3% stockholder voting thresholds in Article FIFTH to instead be a voting threshold of a majority of voting shares outstanding and to reduce the 66 2/3% threshold for approval of the Continuing Directors to be a majority of the Continuing Directors.

The Board of Directors unanimously recommends a vote FOR this proposal to amend the Company’s Charter.

ITEM  6:  STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS AND EXPENDITURES

On or about November 30, 2012, the Company received the following proposal from the Clean Yield Asset Management Fund, 16 Beaver Meadow Road, Norwich, VT 05055, on behalf of its client, the Edith Gideon Irrevocable Trust, beneficial owner of at least $2,000 of the Company’s common stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “Clean Yield Proposal”) in this proxy statement as they were submitted to us:

Resolved: That the shareholders of CVS Caremark (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing its:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website.

Payments used for lobbying are not encompassed by this proposal.

Supporting Statement

As long-term shareholders of CVS Caremark, we support transparency and accountability in corporate spending on political activities. Disclosure is in the best interest of the Company and its shareholders. Gaps in transparency and accountability may expose the Company to reputational and business risks that could threaten long-term shareholder value.

CVS Caremark contributed at least $2.45 million in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

We note that our Company currently discloses some aggregate amounts of state-level contributions and trade association dues on its website. We believe this is deficient because the Company does not disclose:

■	Identities of state-level recipients and amounts given to each;
■	Amounts of dues paid to each of the named trade associations that were used for political purposes;
■	Any non-dues, special assessment payments given to trade associations, including those that may not have already been named, for political purposes; and
■	Any payments to 501(c)4 “social welfare” organizations and super PACs.

The Company scored 36 out of 72 points in the 2012 CPA-Zicklin Index of Corporate Political Accountability and Disclosure.

Relying on publicly available data does not provide a complete picture of the Company’s political spending. Information on a company’s political involvement through trade associations and 501(c)4 groups cannot be obtained by shareholders unless the company discloses it. In some cases, even management does not know how trade associations use their company’s money politically.

The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Statement of the Board Recommending a Vote AGAINST the Clean Yield Proposal

The Board of Directors has considered the Clean Yield Proposal and supports the transparency and accountability objectives. Since the Company is already taking voluntary, additional steps to disclose political spending, it believes that the adoption of the Clean Yield Proposal is unnecessary.

CVS Caremark’s CEO and Board are exclusively responsible for determining the Company’s political interests and, subject to compliance with applicable laws and with the advice of counsel, deciding how to further those interests. CVS Caremark’s business is subject to extensive regulation at the federal, state and local levels and we comply with all disclosure requirements of applicable law. CVS Caremark believes it has a responsibility to its clients, stockholders and employees to be engaged in the political process to both protect and promote our shared interests.

Corporate contributions by the Company to candidates and parties at the federal level are prohibited. Political contributions to federal candidates, political party committees and political action committees are made by the Company’s employee political action committee, the CVS Caremark Corporation Employees PAC (“CVS Caremark-EPAC”), which is funded entirely by voluntary contributions from our employees. No corporate funds are used. The CVS Caremark-EPAC allows employees to pool their financial resources to support federal, state and local candidates, political party committees and political action committees. The activities of the CVS Caremark-EPAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. The CVS Caremark-EPAC files monthly reports of receipts and disbursements with the Federal Election Commission (the “FEC”), as well as pre-election and post-election FEC reports. All political contributions over $200 are shown in the public information made available to the FEC. Under the Lobbying Disclosure Act of 1995, CVS Caremark submits to Congress semi-annual reports, which are publicly available.

At the state level, the Company’s political contributions are also subject to regulation. Although some states have not banned corporate contributions to candidates or political parties, all states require that such contributions be disclosed by either the recipient or the donor. Any information regarding the corporate contributions made by CVS Caremark to state candidates or political parties is publicly available. The CVS Caremark-EPAC makes state-level contributions in certain states, which are disclosed as required by law. CVS also operates employee-funded state PACs in Rhode Island, Massachusetts and New York, and all state PAC contributions are disclosed as required by law.

After reviewing the relevant disclosure laws, the Company has concluded that ample disclosure exists regarding our political contributions to address the concerns cited in this proposal. However, in the interest of fuller transparency, the Company has added disclosure to its Corporate Social Responsibility Report (the “CSR”), which was published on the Corporate Social Responsibility page of our investor relations website at http://info.cvscaremark.com/our-company/corporate-responsibility prior to our 2012 Annual Meeting. In the CSR and on our website we disclosed the following:

■	a general statement regarding the Company’s policies concerning political contributions;

■	information regarding federal-level contributions by the CVS Caremark-EPAC;

■	aggregate amounts per state of state-level contributions by the CVS Caremark-EPAC and by the Company;

■	a list of significant national trade associations to which we belong and the aggregate dues paid to those associations; and

■	information regarding state-level trade associations to which we belong.

In addition, in our next CSR and on our website, we plan to disclose additional, more detailed information regarding our political contributions. We believe that the information disclosed to date and to be disclosed in the future will provide an appropriate level of transparency to our stockholders.

For the reasons set forth above, including the mandatory and voluntary disclosures that already exist and the additional voluntary disclosures planned for the Company’s CSR and website, the Board believes that the requested report is unnecessary.

The Board unanimously recommends a vote AGAINST the Clean Yield Proposal.

ITEM  7:  STOCKHOLDER PROPOSAL REGARDING A POLICY ON ACCELERATED VESTING OF EQUITY AWARDS OF SENIOR EXECUTIVES UPON A CHANGE IN CONTROL

On or about November 30, 2012, the Company received the following proposal from the Trowel Trades S&P 500 Index Fund, c/o Comerica Bank & Trust, N.A., 411West Lafayette Blvd., Detroit, MI 48226, beneficial owner of 28,175 shares of the Company’s common stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “Trowel Trades Proposal”) in this proxy statement as they were submitted to us:

RESOLVED: The shareholders ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses executive compensation. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted.

SUPPORTING STATEMENT:

CVS Caremark Corporation (the “Company”) allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with a senior executive’s performance.

According to last year’s proxy statement, a termination without cause or constructive termination without cause after a change in control at the end of the 2011 fiscal year could have accelerated the vesting of $34 million worth of restricted stock and options awards to CVS Caremark’s five senior executives, with Mr. Merlo, the President and CEO, entitled to $12 million out of a total personal severance package worth $38 million.

In this regard, we note that CVS Caremark uses a “double trigger” mechanism to determine eligibility for accelerated vesting: (1) There must a change of control, which can occur as defined in the plan or agreement, and (2) a termination in employment either without cause or a constructive termination without cause.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, Dell, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned rewards.

We urge you to vote FOR this proposal.

Statement of the Board Recommending a Vote AGAINST the Trowel Trades Proposal

The Board of Directors has considered the Trowel Trades Proposal and recommends that our stockholders vote against the Trowel Trades Proposal, for the reasons set forth below.

The Company has amended its equity award plan to provide that future equity awards will be subject to double-trigger vesting in the event of a change in control. Double-trigger vesting requires that there is both a change in control and an involuntary termination of the award holder’s employment in order for equity awards to accelerate. This prevents senior executives from receiving an automatic windfall in the event of a change in control and serves as an incentive for the senior executives to continue with the Company through and after a change in control in order to receive the benefit of their unvested equity awards. Double trigger accelerated vesting of equity awards upon a change in control is recognized as a good governance practice.

A significant percentage of each senior executive’s compensation opportunity is provided in the form of equity awards that have value only if vesting occurs. These equity awards support the achievement of the Company’s business strategies and goals, align financial rewards with the economic interests of stockholders and promote retention of the leadership talent that is critical to our success. These awards are a fundamental element of our executives’ remuneration and are granted and accepted with the expectation that, in the ordinary course, the executives will be given a fair opportunity to vest into these awards. The Trowel Trades Proposal would permit only pro-rata vesting of equity awards up to the time of the senior executive’s termination of employment. This proposal could have the effect of depriving senior executives of the value of their equity awards upon a change in control and, therefore, would conflict with the objectives of the Company’s executive compensation program (in particular, the alignment of stockholder and senior executive interests).

Securing the vesting of our executives’ awards in the event of their involuntary termination in connection with a change in control enables our executives to avoid distractions and potential conflicts of interest that could otherwise arise when a potential change in control transaction is being considered. This permits our leadership team to remain objective and focused on protecting stockholder interests and maximizing stockholder value during the course of a potential change in control event. If a potential change in control transaction is in the best interest of our stockholders, our management is required to focus their full energy on pursuing this alternative, even if it is likely to result in a termination of their employment. Securing the vesting of our executives’ awards in the event of a termination following a change in control reinforces this message and duty.

The Trowel Trades Proposal would unduly restrict the ability of the Management Planning and Development Committee to structure executive compensation. The Board of Directors believes that the Management Planning and Development Committee, which is comprised of independent, non-management directors, needs to be in a position to develop executive compensation principles and practices that are in the best interests of the Company’s stockholders. To do that, the Management Planning and Development Committee must have the flexibility to structure effective and competitive compensation programs, taking into account best practices, market competitiveness and the strategic, operational and financial goals of the Company. The proposal’s restrictions on the Management Planning and Development Committee could hinder the Company’s ability to do so and, therefore, affect the Company’s ability to attract and retain executive talent. Furthermore, we believe it is worth emphasizing the support our stockholders have shown for our existing executive compensation program (even prior to the January 2013 amendments that added “double trigger” vesting requirements to equity awards granted to our senior executives), as indicated by the May 2012 “Say-on-Pay” stockholder vote. The vote was overwhelmingly positive, with 94.7% of the stockholders voting in support of our executive pay programs. We believe this overwhelming support affirms our responsiveness to stockholders through the numerous executive compensation plan design changes we have made over the past few years.

In sum, the Board believes that the current structure of the Company’s executive compensation program is appropriate and effective, aligning the interests of our executives with those of the Company’s stockholders. We believe that our executive compensation program is consistent with market practice and provides us with the ability to compete for, attract and retain talented executives. Adoption of the Trowel Trades Proposal would disadvantage the Company from a competitive standpoint, and would potentially impact our ability to deliver maximum value to our stockholders.

The Board unanimously recommends a vote AGAINST the Trowel Trades Proposal.

ITEM  8:  STOCKHOLDER PROPOSAL REGARDING A REPORT ON LOBBYING

On December 7, 2012, the Company received the following proposal from the Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207, beneficial owner of at least $2,000 of the Company’s stock. The Company had previously received the same proposal from co-filers The Missionary Oblates of Mary Immaculate, 391 Michigan Avenue NE, Washington, DC 20017-1516, beneficial owner of 3,500 shares of the Company’s stock, and from Catholic Health East, 3805 West Chester Pike, Suite 100, Newton Square, PA 19073-2329, beneficial owner of 175 shares of the Company’s stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “St. Francis Proposal”) in this proxy statement as they were submitted to us:

Resolved, the stockholders of CVS Caremark Corporation (“CVS”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by CVS used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	CVS’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which the bank [sic] is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels. Neither “lobbying” nor “grassroots lobbying communications” include efforts to participate or intervene in any political campaign or to influence the general public or any segment thereof with respect to an election or referendum.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. Absent a system of accountability, company assets could be used for objectives contrary to CVS’s long-term interests.

CVS is a member of the Chamber of Commerce. The Chamber of Commerce has been characterized as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012) and has spent over $300 million on lobbying since 2010. CVS does not disclose its individual trade association payments or the portions used for lobbying on its website, and it is unclear whether the aggregate amount of dues disclosed includes all payments made to trade associations.

CVS spent over $18.5 million in 2010 and 2011 on direct federal lobbying activities, according to disclosure reports (Senate Records). These figures do not include lobbying expenditures to influence legislation in states CVS lobbies at the state level with at least 241 lobbyists in 40 states between 2003 and 2011 (National Institute on Money in State Politics).

Statement of the Board Recommending a Vote AGAINST the St. Francis Proposal

The Board of Directors has considered the St. Francis Proposal and supports its transparency and accountability objectives. Since the Company is already required to make public disclosures regarding lobbying activities under federal and state law and already makes additional voluntary disclosures, it believes that the adoption of the St. Francis Proposal is unnecessary.

CVS Caremark’s CEO and Board are exclusively responsible for determining the Company’s political interests and, subject to compliance with applicable laws and with the advice of counsel, deciding how to further those interests. CVS Caremark’s business is subject to extensive regulation at the federal, state and local levels, and we comply with all disclosure requirements of applicable law. CVS Caremark believes it has a responsibility to its stockholders and employees to be engaged in the political process, including lobbying activities, to both protect and promote our shared interests.

CVS Caremark already complies fully with all laws governing its lobbying activities, including the Lobbying Disclosure Act and Honest Leadership and Open Government Act, which require reporting on lobbying activities and certification of compliance with Congressional gift rules. At the federal level, the Company files public quarterly reports disclosing its lobbying expenditures and detailing its lobbying activities, the entities it lobbied and the subject matters upon which it lobbied. These reports are available at www.lobbyingdisclosure.house.gov. In addition, CVS Caremark participates in various trade associations that are registered under the Lobbying Disclosure Act and that file their own lobbying reports. These reports disclose the trade association’s own lobbying activities, and, to the extent the trade associations have members who contribute more than $5,000 per quarter to the association and who actively participate in the planning, supervision, or control of the association’s lobbying activities, those members are identified on the association’s lobbying reports. CVS Caremark also files extensive lobbying disclosure reports as required by state law.

After reviewing the relevant disclosure laws, the Company has concluded that ample disclosure requirements exist under federal and state law regarding our lobbying activities to address the concerns cited in this proposal. However, in the interest of fuller transparency, the Company added certain disclosure last year to its 2011 Corporate Social Responsibility Report (the “CSR”), which was published on the Corporate Social Responsibility page of our investor relations website at http://info.cvscaremark.com/our-company/corporate-responsibility. In the CSR and on our website we disclose the following:

■	a general statement regarding the Company’s policies concerning political contributions and lobbying activities;

■	a link to the Lobbying Disclosure of the House of Representatives website, where the Company’s federal lobbying reports can be found;

■	a list of significant national trade associations to which we belong and the aggregate dues paid to those associations; and

■	information regarding state-level trade associations to which we belong.

We expect to enhance our disclosure in our 2012 CSR, to be published in early May 2013. We believe that the information disclosed (and to be disclosed) provides an appropriate level of transparency to our stockholders.

For the reasons set forth above, including the mandatory disclosures and the additional voluntary disclosures provided in the Company’s CSR and on its website, the Board believes that the requested report is unnecessary.

The Board unanimously recommends a vote AGAINST the St. Francis Proposal.

OTHER MATTERS

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, your proxy will vote on the matter in his or her best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and any persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC, though as a practical matter the Company assists its directors and executive officers by monitoring transactions and completing and filing such forms on their behalf. Based on a review of such forms filed with the SEC and written representations from our reporting persons, CVS Caremark believes that all forms were filed in a timely manner during fiscal 2012.

Stockholder Proposals and Other Business for our Annual Meeting in 2014

If you want to submit a proposal for possible inclusion in our proxy statement for the 2014 annual meeting of stockholders, you must ensure your proposal is received by us on or before December 5, 2013 and is otherwise in compliance with the requirements of SEC rules.

In addition, if a stockholder would like to present business at an annual meeting of stockholders that is not to be included in the Company’s proxy statement, the stockholder must provide notice to the Company as provided in its by-laws. Such notice must be addressed to the Corporate Secretary of the Company and must arrive at the Company in a timely manner, between 90 and 120 days prior to the anniversary of our last annual meeting, which would be between January 10 and February 9, 2014. Under our by-laws, any stockholder notice for presenting business at a meeting must include, among other things (i) the name and address, as they appear in the Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder (including information concerning derivative ownership and other arrangements concerning our stock), (iii) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, and (iv) any material interest of the stockholder in such business. See “Corporate Governance and Related Matters – Director Nominations” for a description of the information required for director nominations.

David W. Dorman

Chairman of the Board

April 4, 2013

Exhibit A

CVS Caremark Corporation

Nominating and Corporate Governance Committee

Director Qualification Criteria

In recognition of the fact that the selection of qualified directors is complex and crucial to the long-term success of the Company, the Nominating and Corporate Governance Committee has established the following guidelines for the identification and evaluation of candidates for membership on the Company’s Board of Directors.

Candidates should be distinguished individuals who are prominent in their fields or otherwise possess exemplary qualities that will enable them to effectively function as directors of the Company. While the Nominating and Corporate Governance Committee does not believe it appropriate at this time to establish any specific minimum qualifications for candidates, the Nominating and Corporate Governance Committee shall focus on the following qualities in identifying and evaluating candidates for Board membership:

•	Background, experience and skills
•	Character, reputation and personal integrity
•	Judgment
•	Independence
•	Diversity
•	Commitment to the Company and service on the Board
•	Any other factor or factors that the Nominating and Corporate Governance Committee may determine to be relevant and appropriate

Recognizing that the overall composition of the Board is essential to the effective functioning of the Board, the Nominating and Corporate Governance Committee shall make these determinations in the context of the existing composition of the Board so as to achieve an appropriate mix of backgrounds, skills, diversity and qualities.

In making its determinations, the Nominating and Corporate Governance Committee shall take into account all applicable legal, regulatory and stock exchange requirements concerning the composition of the Board and its Committees.

The Nominating and Corporate Governance Committee shall review these guidelines from time to time as appropriate (and in any event at least annually) and modify them as it deems appropriate.

A-1

Exhibit B

CVS Caremark Corporation

Categorical Standards to Assist in Independence Determinations

Our Board has adopted the following categorical standards to assist in making director independence determinations. Any relationship or set of facts that falls within the following standards or relationships will not, in itself, preclude a determination of independence:

(1) Charitable donations or pledges. Charitable donations made to a tax-exempt organization of which a director (or a member of his or her immediate family) is an executive officer or otherwise made at the behest of the director where the amounts donated for any calendar year do not exceed the greater of $120,000 or 2% of the consolidated gross revenues of the organization.

(2) Commercial banking or investment banking relationships. A situation in which a director or an immediate family member of a director is an employee of a commercial or investment bank that has relationships or dealings with or provides services to the Company that do not cross the bright-line tests referred to in paragraph (4) below.

(3) Ordinary course commercial relationships. A situation in which a director (or a member of his or her immediate family) is a director, officer, employee or significant stockholder of an entity with which the Company has ordinary course business dealings that do not cross the bright-line tests referred to in paragraph (4) below and where the director (or immediate family member) is not directly responsible for or involved in the entity’s business dealings with the Company.

(4) NYSE Listed-Company Bright-Line Tests. Any relationship or set of facts that falls within the standards permitted by the bright-line tests set forth in Section 303A.02(b)(i)-(v) of the NYSE’s Listed Company Manual, which are summarized below. (For example: an arrangement whereby a director’s son received a one-time payment of $50,000 for consulting work to the Company in the past year would fall within the range of payment permitted by Section 303A.02(b)(ii) and would not preclude an independence determination for that director.)

NYSE Bright-Line Tests

For Director Independence

The following summarizes the standards set forth in Section 303A.02(b)(i)-(v) of the NYSE’s Listed Company Manual (excluding, for sake of brevity, the related Commentary):

(i) A director who is an employee, or whose immediate family member is an executive officer, of the company is not independent until three years after the end of such employment relationship.

(ii) A director who receives, or whose immediate family member receives, more than $120,000 in any 12-month period in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 in such compensation in any 12-month period.

(iii) A director who is, or whose immediate family member is, a current partner of a firm that is the company’s internal or external auditor, or a director who is a current employee of such a firm, or if a director’s immediate family member is a current employee of such firm and participates in the firm’s audit, assurance or tax compliance practice, or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such firm and personally worked on the listed company’s audit within that time.

B-1

(iv) A director who is, or whose immediate family member is, or in the last three years has been, employed as an executive officer of another company where any of the listed company’s executives at the same time serve or served on that company’s compensation committee.

(v) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

B-2

Exhibit C

Non-GAAP Financial Measures Used in

Compensation Discussion and Analysis

EPS

EPS is calculated from net income adjusted to exclude certain items. For the purposes of measuring performance against established targets, when applicable the excluded items comprise the impact of non-controlling interest in net income, certain legal settlements and activity related to newly acquired or divested businesses. These items net of their related tax effects are deducted from net income when computing the numerator for our diluted earnings per share (EPS) calculation.

EBIT or Operating Profit

EBIT or Operating Profit is defined as earnings before interest and taxes adjusted for certain items. For the purposes of measuring performance against established targets in any period, when applicable those excluded items comprise certain legal settlements and activity related to newly acquired or divested businesses.

Free Cash Flow

We define free cash flow as net cash provided by operating activities less net additions to property and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

RoNA or Return on Net Assets

In calculating RoNA, or return on net assets, we divide four quarter rolling adjusted net income (loss) attributable to CVS Caremark (less the after-tax impact of the excluded items outlined in the EPS description, above) by the most recent four quarters’ average net assets. Net assets for the purposes of this calculation is defined as current assets plus net fixed assets less accounts payable and accrued expenses, similarly adjusted to exclude, when applicable, certain legal settlements and amounts related to newly acquired or divested businesses.

C-1

Exhibit D

2007 Employee Stock Purchase Plan

as proposed to be amended

1.       Purpose. The purpose of this 2007 Employee Stock Purchase Plan (the “Plan”) is to provide employees of CVS Caremark Corporation (the “Company”) and its Designated Subsidiaries with an opportunity to purchase Stock of the Company through accumulated payroll deductions, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and to provide a benefit that will assist the Company in competing to attract and retain employees of high quality. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of that Section of the Code.

2.       Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms as defined in Section 1 hereof:

(a) “Account” means the account maintained on behalf of the participant by the Custodian for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.

(b) “Administrator” means the person or persons designated to administer the Plan under Section 13(a).

(c) “Board” means the Company’s Board of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(e) “Committee” means a committee of two or more directors designated by the Board to administer the Plan.

(f) “Compensation” base salary, overtime, shift premiums, and commissions (all as determined before any applicable deductions from pay are made) but does not include short or long term disability pay, incentive payments or severance pay.

(g) “Custodian” means a custodian or any successor thereto as appointed by the Board from time to time.

(h) “Designated Subsidiaries” means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to have their Employees participate in the Plan.

(i) “Employee” means any individual who has been employed by the Company or a Designated Subsidiary for at least six months (and is actively employed during the two month period prior to the beginning of the Offering Period). To determine whether an employee has achieved six months of service, the following shall apply: (i) if an individual is terminated or takes an unauthorized leave of absence and is subsequently reemployed with the Company or a Designated Subsidiary within one year of the date of such termination or unauthorized leave, such individual shall be credited with all service time accrued through the last day the individual was employed prior to such termination or unauthorized leave of absence; and (ii) service with an incorporated or unincorporated entity that is controlled, directly or indirectly, by the Company shall be treated as service with the Company.

(j) “Enrollment Date” means the first day of the next Offering Period.

(k) “Exercise Date” means the last day of each Offering Period.

(l) “Fair Market Value” means the fair market value of a share of Stock as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing price of a share of Stock reported on a consolidated basis for securities listed on the New York Stock Exchange for trades on the date as of which such value is being determined or, if that day is not a Trading Day, then on the latest previous Trading Day.

(m) “Offering Period” means the approximately six month period commencing on the first Trading Day on or after January 1 and July 1, respectively, and terminating on the last Trading Day in the following June and December, respectively. The beginning and ending dates and duration of Offering Periods may be changed pursuant to Section 4 of the Plan.

(n) “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Stock on the Enrollment Date or 85% of the Fair Market Value of a share of Stock on the Exercise Date, whichever is lower.

(o) “Reserves” means the number of shares of Stock covered by all options under the Plan which have not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but which have not yet become subject to options.

(p) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 18 hereof.

(q) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(r) “Trading Day” means a day on which the New York Stock Exchange is open for trading.

3.       Eligibility.

(a) All Employees (as determined in accordance with Section 2(i) hereof) of the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose Stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c) All participants in the Plan shall have equal rights and privileges (subject to the terms of the Plan) with respect to options outstanding during any given Offering Period.

4.       Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year following the initial Offering Period, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Committee shall have the power to change the beginning date, ending date, and duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

5.       Participation.

(a) Any person who will be an eligible Employee on a given Enrollment Date may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions and filing it with the Administrator prior to such deadline as the Administrator may prescribe for such Enrollment Period.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.       Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from 1% to 15% of the Compensation which he or she receives for each pay period during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her Account under the Plan. Payroll deductions shall be withheld in whole percentages only, unless otherwise determined by the Committee. A participant may not make any additional payments into such Account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions during the Offering Period, by completing and filing with the Administrator a new subscription agreement authorizing a change in payroll deduction rate. Unless otherwise authorized by the Committee, a participant may not change or discontinue his or her payroll deduction rate more than once during any Offering Period. The change in rate shall be effective with the first payroll period following the first of the month after the Administrator’s receipt of the new subscription agreement provided the change in rate election is received by the last business day prior to the fifteenth (15th) of the preceding month, unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) The foregoing notwithstanding, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be terminated at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions accumulated with respect to the Current Offering Period and any other Offering Period ending in the same calendar year do not exceed $21,250 (or such other limit as may apply under Code Section 423(b)(8)). Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement (as previously on file or as changed prior to the recommencement date in accordance with Section 6(c)) at the beginning of the next Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e) The Company or any Designated Subsidiary is authorized to withhold from any payment to be made to a participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a participant’s exercise of an option or disposition of shares acquired under the Plan, the Company may require the participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the participant’s Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

7.       Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. To the extent not exercised, the option shall expire on the last day of the Offering Period.

8.       Exercise of Option. Participant’s option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Shares purchased shall include fractional shares calculated to at least three decimal places, unless otherwise determined by the Committee. If fractional shares are not to be purchased for a participant’s Account, any payroll deductions accumulated in a participant’s account not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.       Delivery of Shares; Participant Accounts.

(a) At or as promptly as practicable after the Exercise Date for an Offering Period, the Company will deliver the shares of Stock purchased to the Custodian for deposit into the participant’s Account.

(b) Cash dividends on any Stock credited to a participant’s Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to participants. All cash dividends paid on Stock credited to participants’ Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchases of Stock in connection with the Plan for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Committee, either (i) in transactions on any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a participant’s Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Stock credited to a participant’s Account, the Custodian will, if reasonably practicable and at the direction of the Committee, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Common Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

(c) Each participant will be entitled to vote the number of shares of Stock credited to his or her Account (including any fractional shares credited to such Account) on any matter as to which the approval of the Company’s stockholders is sought. If a participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Company stockholders.

10.       Withdrawal of Payroll Deductions or Shares; Termination of Employment.

(a) If a participant decreases his or her payroll deduction rate to zero during an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Administrator a new subscription agreement.

(b) Upon a participant’s ceasing to be an Employee for any reason (including upon the participant’s death), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s Account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option shall be automatically terminated.

(c) During the eighteen (18) month period from the first day of each Offering Period a participant (whether or not still an Employee) may not withdraw, sell or transfer shares of stock acquired during such Offering Period except: (i) on account of the participant’s death, or such other reason as the Committee may promulgate in its discretion from time to time, or (ii) if a participant who is an Employee incurs a financial hardship which the Administrator determines, in accordance with rules established by the Committee, cannot be met from other sources. The amount withdrawn, sold or transferred on account of a hardship shall not be in excess of the amounts necessary to meet such financial hardship of the participant, including amounts necessary to pay any federal, state or local taxes with respect to such amount. Unless otherwise determined by the Committee, a participant may make only one withdrawal, sale or transfer due to hardship in any Offering Period, and the minimum amount of such withdrawal, sale or transfer is $500. After the end of such eighteen (18) month period, the participant may elect to withdraw, transfer or sell such shares or receive a certificate for such shares. If a participant elects to withdraw shares in certificated form, one or more certificates for whole shares shall be issued in the name of, and delivered to, the participant, with such participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. If shares of Stock are transferred from a participant’s Account to a broker-dealer or financial institution that maintains an account for the participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid to such participant based on the Fair Market Value of a share of Stock on the date of transfer. A Participant seeking to withdraw, sell or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Committee and the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 10(d) hereof. Notwithstanding the foregoing, as a condition for a hardship withdrawal, sale or transfer, the participant must furnish proof of a “financial hardship” satisfactory to the Administrator and demonstrate that said distribution is necessary to satisfy said financial need. For purposes of this Section 10, a “financial hardship” means one or more of the events defined as a deemed immediate and heavy financial need under the IRS Regulation 1.401(k)-1(d)(3)(iii)(B), which causes an unforeseeable financial hardship to the participant or his or her family.

(d) Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 10(c)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to participants. In no circumstance shall the Company pay any brokerage fees and commissions for the sale of Stock acquired under the Plan by a participant.

11.       Interest. No interest shall accrue on the payroll deductions of a participant in the Plan

12.      Stock.

(a) The maximum number of shares of Stock which shall be made available for sale under the Plan shall be thirty (30) million shares, subject to adjustment as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or shares acquired by the Company in the open market. Shares acquired in the open market through dividend reinvestment will not count against the Reserves.

(b) The participant shall have no interest or voting right in shares purchasable upon exercise of his or her option until such option has been exercised.

13.       Administration.

(a) The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” The Committee shall have full and final authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee may, in its discretion, delegate authority to the Administrator. Every finding, decision and determination made by the Committee or Administrator shall, to the full extent permitted by law, be final and binding upon all parties (except for any reserved right of the Committee to review a finding, decision or determination of the

Administrator). The Committee, Administrator, and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or any Designated Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or Administrator and any officer or employee of the Company or any Designated Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(b) The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

14.       Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s Account under the Plan in the event of (i) such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to a distribution to such participant of shares or cash then held in the participant’s Account or (ii) such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant without a valid designated beneficiary who is living at the time of such participant’s death, any shares or cash otherwise deliverable under Section 14(a) shall be deliverable to the participant’s surviving spouse or, if there is no surviving spouse, to such participant’s estate.

15.       Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.       Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.       Reports. An individual Account shall be maintained by the Custodian for each participant in the Plan. Statements of Account shall be given to each participant at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, any remaining cash balance, and other information deemed relevant by the Committee.

18.       Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. The Committee shall proportionately adjust the Reserves and the price per share and the number of shares of Stock covered by each option under the Plan which has not yet been exercised for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or other extraordinary corporate event which affects the Stock in order to prevent dilution or enlargement of the rights of participants. The determination of the Committee with respect to any such adjustment shall be final, binding and conclusive.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

(c) Asset Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee shall shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed asset sale or merger. The Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.       Amendment or Termination.

(a) The Board (and the Committee or the Administrator except with respect to the number of shares of Stock available under the Plan under Section 12) may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors by shortening the Offering Period and accelerating the Exercise Date to a date not prior to the date of such Board action if the Board determines that termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which materially adversely affects the rights of any participant, and any amendment will be subject to the approval of the Company’s stockholders not later than one year after Board approval of such amendment if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such stockholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit any amendment to stockholders for approval.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the Plan.

20.       Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.       Conditions Upon Issuance of Shares. The Company shall not be obligated to issue shares with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

22.       Plan Effective Date and Stockholder Approval. The Plan has been adopted by the Board on March 7, 2007, and became effective upon approval by the Company’s stockholders on May 9, 2007 by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code. The Plan as amended has been adopted by the Board on March 6, 2013, and will become effective upon approval by the Company’s stockholders by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code. In the event stockholders fail to approve the amendment to the Plan, the Plan will be terminated when the shares of stock authorized for issuance under the Plan when approved by the Company’s stockholders on May 9, 2007 have been exhausted.

EXHIBIT E

Article FIFTH of the Corporation’s Charter

as proposed to be amended

FIFTH: (i) In addition to any affirmative vote required by law or otherwise, the affirmative vote of the holders of at least a majority of the outstanding shares of Voting Stock, voting together as a single class, held by stockholders other than a Related Person shall be required for the approval, authorization or effectuation directly or indirectly, of any Business Combination with such Related Person (such affirmative vote being required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, this Certificate of Incorporation, any resolution or resolutions adopted by the Board of Directors pursuant to this Certificate of Incorporation, any agreement with any national securities exchange or otherwise); provided, however, that such voting requirement shall not be applicable if:

(1) The Continuing Directors, by at least a majority vote of such Continuing Directors, have expressly approved such Business Combination either in advance of or subsequent to such Related Person’s having become a Related Person; or

(2) All of the following conditions shall have been satisfied:

(a) The Fair Market Value as of the date of consummation of the Business Combination of the consideration to be received per share by holders of shares of each class or series of Capital Stock (regardless of whether or not such Related Person is the Beneficial Owner of shares of any such class or series of Capital Stock) in the Business Combination is not less than the Highest Per Share Price;

(b) The form of consideration to be received by holders of shares of each class or series of Capital Stock in the Business Combination shall be United States currency or the form of consideration used by such Related Person in acquiring the largest aggregate number of shares of the Capital Stock which such Related Person has previously acquired;

(c) After such Related Person shall have first become a Related Person and prior to the consummation of such Business Combination:

(x) Except as approved by at least a majority of the Continuing Directors, there shall not have been any failure to declare and pay at the regular dates therefor the full amount of all dividends (whether or not cumulative) payable on the Preferred Stock, the Preference Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

(y) There shall not have been (A) any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by at least a majority of the Continuing Directors or (B) any failure to increase such annual rate of dividends, to the extent necessary to prevent any such reduction, in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate shall have been approved by at least a majority of the Continuing Directors; and

(z) Such Related Person shall not have become the Beneficial Owner of additional shares of Voting Stock, except as part of the transaction that results in such Related Person becoming a Related Person and except in a transaction that, giving effect thereto, would not result in any increase in the percentage of Voting Stock of which such Related Person is the Beneficial Owner; and

(d) A proxy statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any acts, rules or regulations that at least a majority of the Continuing Directors determine are successors thereof, shall (whether or not such a proxy statement is required to be mailed pursuant to such acts, rules or regulations) have been mailed to all holders of Voting Stock at least 30 days prior to the date of the meeting called to consider such Business Combination and such statement shall have contained, at the front thereof, in a prominent place such recommendations and other information concerning the Business Combination as at least a majority of the Continuing Directors may determine so to include.

(ii) For purposes of this Article FIFTH:

(1) The terms “Affiliate” and “Associate” shall have the same meaning as in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Restated Certificate (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation), and shall include any Person that, giving effect to a Business Combination, would become such an Affiliate or Associate.

(2) The term “Beneficial Owner” shall mean any Person which beneficially owns any Capital Stock within the meaning ascribed in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Restated Certificate, or who has the right to acquire any such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time or subject to any condition) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of any conversion, exchange or other right, warrant or option, or otherwise. A Person shall be deemed the Beneficial Owner of all Capital Stock of which any Affiliate or Associate of such Person is the Beneficial Owner.

(3) The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation by way of a mortgage or any other security device, of any Substantial Amount of the assets of the Corporation, one or more Subsidiaries or the Corporation and one or more Subsidiaries to a Related Person, (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Related Person, (d) any sale, lease, exchange, transfer or other disposition, including without limitation by way of a mortgage or any other security device, of any Substantial Amount of the assets of a Related Person to the Corporation, one or more Subsidiaries, or the Corporation and one or more Subsidiaries, (e) the issuance of any securities of the Corporation, one or more Subsidiaries or the Corporation and one or more Subsidiaries to a Related Person or to a Person that giving effect thereto, would be a Related Person other than the issuance on a pro rata basis to all holders of stock of the same class pursuant to a stock split or stock dividend, (f) any reclassification of securities, recapitalization of the Corporation, or any merger or consolidation of the Corporation with or into one or more Subsidiaries or any other transaction that would have the effect, directly or indirectly, of increasing the voting power or other equity interest of a Related Person in the Corporation, (g) any loan, advance, guaranty, pledge or other financial assistance by the Corporation, one or more Subsidiaries or the Corporation and one or more Subsidiaries to or for the benefit, directly or indirectly (except proportionately as a stockholder), of a Related Person, (h) any agreement, contract or other arrangement providing for any Business Combination and (i) any series of transactions that a majority of Continuing Directors determines are related and that, taken together, would constitute a Business Combination.

(4) For the purposes of Section (i)(2) of this Article FIFTH, the term “consideration to be received” shall include, without limitation, Capital Stock of the Corporation retained by its existing stockholders other than Related Persons in the event of a Business Combination that is a merger and in which the Corporation is the surviving corporation.

(5) The term “Continuing Director” shall mean a Director of the Corporation who is not the Related Person, or an Affiliate or Associate of the Related Person (or a representative or nominee of the Related Person or such Affiliate or Associate), that is involved in the relevant Business Combination and (a) who was a member of the Board of Directors of the Corporation immediately prior to the time that such Related Person became a Related Person or (b) whose initial election as a Director of the Corporation was recommended by the affirmative vote of a least a majority of the Continuing Directors then in office, provided that, in either such case, such Continuing Director has continued in office after becoming a Continuing Director.

(6) The term “Fair Market Value” shall mean (a) in the case of United States currency, the amount thereof, (b) in the case of stock, (x) the closing sale price per share thereof on the last trading day preceding the date as of which the determination thereof is to be made, or the highest closing sale price per share thereof during the specified period, on the Composite Tape for New York Stock Exchange—Listed Stocks or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the United States securities exchange registered as a national securities exchange under the Securities Exchange Act of 1934, as amended, on which such stock is listed or principally traded, (y) if such stock is not so listed, the closing bid quotation per share thereof on the last trading day preceding the date as of which the determination thereof is to be made, or the highest closing bid quotation per share thereof during the specified period, on the National Association of Securities Dealers Inc. Automated Quotation System, or any system then in use or (z) if no such quotations are then available, the fair market value thereof, as of the date of which the determination thereof is to be made, as determined by at least a majority of the Continuing Directors and (c) in the case of securities, property or assets other than such currency or stock, the fair market value thereof, as of the date of which the determination thereof is to be made, as determined by at least a majority of the Continuing Directors.

(7) The term “Highest Per Share Price” shall mean with respect to any class or series of Capital Stock the highest of (a) the highest price per share that can be determined to have been paid at any time by the Related Person involved in the relevant Business Combination for any share or shares of such class or series of Capital Stock, or if such Related Person has not acquired any Capital Stock of such class or series, the highest equivalent, as determined by at least a majority of the Continuing Directors for a share of such class or series of such highest price for any other class or series of Capital Stock, (b) the highest preferential amount, if any, per share payable with respect to shares of such class or series of Capital Stock in the event of a voluntary or involuntary liquidation of the Corporation, or the highest redemption price, if any, to which the holders of shares of such class or series of Capital Stock would be entitled, whichever is higher, and (c) the Fair Market Value per share of such Capital Stock during the period of twenty (20) trading days immediately preceding the time the relevant Business Combination is first publicly announced, or during the period of twenty (20) trading days immediately preceding the time at which the Related Person became a Related Person, whichever is higher. In determining the Highest Per Share Price, (x) all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person and (y) the Highest Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees or other value paid in connection with such purchases.

A Related Person shall be deemed to have acquired a share of Capital Stock at the time when such Related Person became the Beneficial Owner thereof. The price deemed to have been paid by a Related Person for Capital Stock of which an Affiliate or Associate is the Beneficial Owner shall be the price that is the highest of (a) the price paid upon the acquisition thereof by the relevant Affiliate or Associate (if any, and whether or not such Affiliate or Associate was an Affiliate or Associate at the time of such acquisition), and (b) the Fair Market Value per share of such Capital Stock during the period of twenty (20) trading days immediately preceding the time when the Related Person became the Beneficial Owner thereof.

In any determination of the price or prices paid or deemed to have been paid by any Person, and in any determination of the Highest Per Share Price or Fair Market Value, appropriate adjustment shall be made to reflect the relevant effect of any stock dividends, splits and distributions and any combination or reclassification of Capital Stock.

(8) The Term “Related Person” shall mean (a) any Person (other than the Corporation or any wholly owned Subsidiary) that, alone or together with any Affiliates and Associates, is or becomes the Beneficial

Owner of an aggregate of 10% or more of the outstanding Voting Stock, and (b) any Affiliate or Associate of any such Person, provided, however, that the term “Related Person” shall not include (x) a Person whose acquisition of such aggregate percentage of Voting Stock was approved in advance by at least a majority of the Continuing Directors or (y) any pension, profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, all of the capital stock of or equity interest in which Subsidiary is owned by the Corporation, one or more Subsidiaries or the Corporation and one or more Subsidiaries, or any trustee or fiduciary when acting in such capacity with respect to any such plan. The term “Person” shall mean any individual, corporation, partnership or other entity, including, any group comprised of any person and any other Person, or any Affiliate or Associate thereof, with whom such Person, or any Affiliate or Associate thereof, has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock and each Person, and any Affiliate or Associate thereof, that is a member of such group.

(9) The term “Subsidiary” shall mean any Person a majority of the capital stock of or other equity interest in which is owned by the Corporation, one or more Subsidiaries or the Corporation and one or more Subsidiaries.

(10) The term “Substantial Amount” shall mean an amount of stock, securities or other property having a Fair Market Value equal to 10% or more of the Fair Market Value of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole, as of the end of the Corporation’s most recent fiscal year ended prior to the time as of which the determination is being made.

(11) The term “Voting Stock” shall mean all outstanding Common Stock and all other outstanding Capital Stock of the Corporation, if any, entitled to vote on each matter on which the holders of record of Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by the holders of such Common Stock and other Capital Stock, if any, and the term “Capital Stock” shall mean all outstanding capital stock of the Corporation issued pursuant to this Certificate of Incorporation or any resolution or resolutions of the Board of Directors of the Corporation adopted pursuant to this Certificate of Incorporation.

(12) The Continuing Directors by at least a majority vote, shall have the power to make any and all determinations provided for in this Article FIFTH and to interpret the provisions and definitions in this Article FIFTH, which determinations and interpretations shall, to the fullest extent permitted by law, be conclusive.

(iii) In addition to the requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation, any such resolution or resolutions or otherwise), the affirmative vote of the holders of at least a majority of the outstanding shares of Voting Stock held by stockholders other than any Related Person shall be required to amend, alter or repeal, or adopt any provision inconsistent with the provisions of this Article FIFTH.

CVS CAREMARK

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 9, 2013.

Vote by Internet

- Go to **www.envisionreports.com/CVS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - C. David Brown II	☐	☐	☐	02 - David W. Dorman	☐	☐	☐	03 - Anne M. Finucane	☐	☐	☐
04 - Kristen Gibney Williams	☐	☐	☐	05 - Larry J. Merlo	☐	☐	☐	06 - Jean-Pierre Millon	☐	☐	☐
07 - Richard J. Swift	☐	☐	☐	08 - William C. Weldon	☐	☐	☐	09 - Tony L. White	☐	☐	☐

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The Board recommends a vote FOR Proposals 2, 3, 4 and 5

	For	Against	Abstain
2. Proposal to ratify independent public accounting firm for 2013.	☐	☐	☐
3. Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐
4. Amend the Company's 2007 Employee Stock Purchase Plan to add shares to the Plan.	☐	☐	☐
5. Amend the Company's Charter to Reduce Voting Thresholds in the Fair Price Provision.	☐	☐	☐

The Board recommends a vote AGAINST Proposals 6, 7 and 8

	For	Against	Abstain
6. Stockholder proposal regarding a report on political contributions and expenditures.	☐	☐	☐
7. Stockholder proposal regarding policy on accelerated vesting of equity awards upon a change in control.	☐	☐	☐
8. Stockholder proposal regarding a report on lobbying expenditures.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CVS Caremark Corporation

Notice of 2013 Annual Meeting of Stockholders

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CVS Caremark Corporation, One CVS Drive, Woonsocket, RI 02895
Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2013

David W. Dorman and Larry J. Merlo, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CVS Corporation to be held on May 9, 2013 or at any postponement or adjournment thereof.

Additional Voting Instructions for Certain CVS Caremark Employees: To the extent the undersigned is a participant in the 401(k) Plan and Employee Stock Ownership Plan of CVS Caremark Corporation and Affiliated Companies (the "Plan"), the undersigned hereby instructs The Bank of New York Mellon, as trustee under the Plan, to vote as indicated on the reverse side, all shares of CVS Caremark common stock held in the Plan, as to which the undersigned would be entitled to give voting instructions if present at the Meeting. Shares held under the Plan for which voting instructions are not properly completed or signed, or received in a timely manner, will be voted in the same proportion as those shares for which voting instructions were properly completed and signed and received in a timely manner, so long as such vote is in accordance with the provisions of the Employment Retirement Income Security Act of 1974, as amended. The undersigned hereby ratifies and confirms all that each of the proxies and/or The Bank of New York Mellon may lawfully do in the premises, and hereby revokes all proxies (or voting instructions in the case of Plan shares) previously given by the undersigned to vote at the Meeting and at any adjournments or postponements thereof. The undersigned acknowledges receipt of the notice of and the proxy statement for the Meeting.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposals 6, 7 and 8.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +